UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
________________

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Mirum Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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2026 Notice of Annual Meeting of Stockholders and Proxy Statement

June 15, 2026

Notice of Annual Meeting of Stockholders

Dear Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Mirum Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Monday, June 15, 2026, at 9:00 a.m. (Pacific Time) in person at the Company’s headquarters. The Annual Meeting is being held for the following purposes:
Items of Business

1
To elect the Board’s three Class I nominees for director named in the Proxy Statement to hold office until the Company’s 2029 annual meeting of stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal.

2
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026.

3	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement.

4	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement referenced in this Notice.
Stockholders of record at the close of business on April 20, 2026 and their proxy holders will be able to attend the Annual Meeting (or any one or more adjournments or postponements thereof), submit questions and vote in person at the Company’s headquarters located at 989 East Hillsdale Boulevard, Suite 300, Foster City, California 94404. Please refer to the additional logistical details and recommendations in the accompanying proxy statement.
By Order of the Board of Directors
Christopher Peetz
Chief Executive Officer
Foster City, California
April 23, 2026
Whether or not you expect to attend the meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you may be required to obtain a proxy issued in your name from that record holder.

Date June 15, 2026 (Monday)

Time 9:00 a.m. (Pacific Time)

Location

In Person Company’s Headquarters 989 East Hillsdale Boulevard, Suite 300 Foster City, California 94404

Voting
If you are a stockholder of record, you may vote using the methods below. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from such organization.

In Person At the Company’s headquarters.

Telephone Dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions by 11:59 p.m. (Eastern Time) on June 14, 2026. You will need your control number.

Internet Go to www.proxyvote.com to complete an electronic proxy card by 11:59 p.m. (Eastern Time) on June 14, 2026. You will need your control number.

Mail If you received a proxy card by mail, complete, sign and date the proxy card and return it promptly in the envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Monday, June 15, 2026 at 9:00 a.m. (Pacific Time).
The Proxy Statement and Annual Report to stockholders are available at www.proxyvote.com.

Mirum Pharmaceuticals 2026 Proxy Statement	1

2	Mirum Pharmaceuticals 2026 Proxy Statement

Mirum Pharmaceuticals, Inc.
989 East Hillsdale Boulevard, Suite 300
Foster City, California 94404
Proxy Statement
for the 2026 Annual Meeting of Stockholders

to be held on June 15, 2026

Proposals		Page	Board Recommendation

1	Elect the Board’s three Class I nominees for director named herein to hold office until the Company’s 2029 annual meeting of stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal (“Director Election Proposal ”)	10	FOR each of the Board’s nominees for director

2	Ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026 (“Auditor Ratification Proposal ”)	26	FOR

3	Approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed herein (“Say on Pay Proposal ”)	27	FOR

Mirum Pharmaceuticals 2026 Proxy Statement	3

Questions and Answers About These Proxy Materials and Voting

1.Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Mirum Pharmaceuticals, Inc. (sometimes referred to as “we,” “us,” “our,” or the “Company”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any one or more adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to first mail the Notice and make this Proxy Statement and the form of proxy available on or about April 23, 2026 to all stockholders of record entitled to vote at the Annual Meeting.
2.Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 3, 2026.
3.How do I attend the Annual Meeting?
Stockholders of record at the close of business as of April 20, 2026 (the “Record Date”) and holders of a valid proxy for the meeting may attend, vote and ask questions at the Annual Meeting in person at the Company’s headquarters located at 989 East Hillsdale Boulevard, Suite 300, Foster City, California 94404. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank; you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number or a proxy to vote.
The Annual Meeting will begin promptly at 9:00 a.m. (Pacific Time).
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
4.Will a list of record stockholders as of the Record Date be available?
For the ten days ending the day prior to the Annual Meeting, a list of our stockholders of record as of the close of business on the Record Date will be available for examination by any stockholder of record for any purpose germane to the Annual Meeting at our corporate headquarters during ordinary business hours. To access the list of record stockholders during the 10 days ending the day prior to the Annual Meeting, stockholders should contact the Corporate Secretary at 989 East Hillsdale Boulevard, Suite 300, Foster City, California 94404.
5.Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card that you may request or that we may elect to deliver at a later time or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

4	Mirum Pharmaceuticals 2026 Proxy Statement

Questions and Answers About These Proxy Materials and Voting
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
6.What am I voting on?
There are three matters scheduled for a vote:

1
To elect the Board’s three Class I nominees for directors named herein to hold office until the Company’s 2029 annual meeting of stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal.

2
To ratify the selection by the Audit Committee of the Board (the “Audit Committee”) of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026.

3	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.

7.What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy card have discretionary authority to vote on those matters in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.
8.How do I vote?
For Proposal 1, you may either vote “For” each of the Board’s nominees for director or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote using the following mechanisms:
•To vote in person, come to the Annual Meeting at our headquarters located at 989 East Hillsdale Boulevard, Suite 300, Foster City, California 94404 and we will give you a ballot when you arrive.
•If you received a proxy card by mail, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or proxy card. Your telephone vote must be received by 11:59 p.m. (Eastern Time) on June 14, 2026 to be counted.

Mirum Pharmaceuticals 2026 Proxy Statement	5

Questions and Answers About These Proxy Materials and Voting
•To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or proxy card. Your internet vote must be received by 11:59 p.m. (Eastern Time) on June 14, 2026 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should receive a notice containing voting instructions from that organization rather than from the Company. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

9.How many votes do I have?
On each matter to be voted upon, you are entitled to one vote for each share of common stock you own as of the close of business on the Record Date.
10.If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three of the Board’s nominees for director, “For” the ratification of the selection by the Audit Committee of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026 and “For” the advisory vote on executive compensation. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
11.If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE ”) deems the particular proposal to be a “routine” matter. Although our shares are not listed with NYSE, NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. Under NYSE rules applicable to brokers and other similar organizations that are subject to NYSE rules, such organizations may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Under such rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. In this regard, Proposal 1 (the Director Election Proposal) and Proposal 3 (the Say on Pay Proposal) should be considered “non-routine” and, accordingly, we

6	Mirum Pharmaceuticals 2026 Proxy Statement

Questions and Answers About These Proxy Materials and Voting
believe that your broker, bank or other agent may not vote your shares on such proposal without your instructions. Proposal 2 (the Auditor Ratification Proposal) should be considered “routine” and, accordingly, we believe that your broker, bank or other agent may vote your shares on such proposal without instructions from you. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of NYSE.
Accordingly, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
12.What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other agent holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other agent votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.”
13.Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
14.What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
15.Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to 989 East Hillsdale Boulevard, Suite 300, Foster City, California 94404, Attention: Corporate Secretary. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.
•You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

Mirum Pharmaceuticals 2026 Proxy Statement	7

Questions and Answers About These Proxy Materials and Voting
16.What vote is required for adoption or approval of each proposal and how will votes be counted?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions	Effect of Broker Non-Votes	Board Recommendation

1	Director Election Proposal	Nominees receiving the most “For” votes from the shares present in person or represented by proxy and entitled to vote on the matter; “Withhold” votes will have no effect.	For or Withhold	Not applicable	No effect	FOR each of the Board’s nominees for director

2	Auditor Ratification Proposal	“For” votes from a majority of shares present in person or represented by proxy and entitled to vote on the matter.	For, Against or Abstain	Against	Not applicable	FOR

3	Say on Pay Proposal	“For” votes from a majority of shares present in person or represented by proxy and entitled to vote on the matter.	For, Against or Abstain	Against	No effect	FOR

17.What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of stock entitled to vote are present at the Annual Meeting in person or represented by proxy. On the Record Date, there were 60,977,841 shares of common stock outstanding and entitled to vote. Thus, the holders of 30,488,921 shares of common stock must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chair of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.
18.How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

8	Mirum Pharmaceuticals 2026 Proxy Statement

Forward-looking Statements

This Proxy Statement contains certain “Forward-looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. For a nonexclusive list of major factors which could cause the actual results to differ materially from the predicted results in the forward-looking statements, please refer to the “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026 (the “Annual Report”) and in our subsequently filed periodic and current reports on Form 10-Q and Form 8-K.

Mirum Pharmaceuticals 2026 Proxy Statement	9

PROPOSAL 1 Election of Directors

The Board recommends a vote in favor of each of the Board’s nominees FOR director.

Under our amended and restated certificate of incorporation and amended and restated bylaws, the Board is divided into three classes, with only one class of directors being elected in each year and each class (Class I, Class II and Class III) serving a three-year term. Each Class I director has a term that expires at the Annual Meeting, each Class II director has a term that expires at the Company’s 2027 annual meeting of stockholders (the “2027 Annual Meeting”) and each Class III director has a term that expires at the Company’s 2028 annual meeting of stockholders, and in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. The directors are currently divided into classes as follows:

Class I:	Class II:	Class III:
Lon Cardon, Ph.D., FMedSci William Fairey Timothy Walbert	Laurent Fischer, M.D. Patrick Heron Saira Ramasastry, MS, M.Phil.	Laura Brege Michael Grey Christopher Peetz

The Board currently has nine members. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the Board has considered and nominated the three incumbent directors listed below for election to the Board at the Annual Meeting to serve until the Company’s 2029 annual meeting of stockholders and until the director’s successor has been duly elected and qualified, or, if sooner, until the director’s earlier death, resignation or removal. All of the Company’s incumbent director nominees have previously been elected by our stockholders.
We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason, or should decline to serve, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.
The biographies of each of the Board’s nominees for election to the Board as Class I directors, and all other directors, are set forth below, including the offices held, public company directorships and certain other business directorships, and the class and term of each director nominee and director. These biographies include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Nominating Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members. Nevertheless, we believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

10	Mirum Pharmaceuticals 2026 Proxy Statement

Proposal 1: Election of Directors
Class I Nominees for Election for a Three-year Term Expiring at the Company’s 2029 Annual Meeting of Stockholders

Lon Cardon, Ph.D., FMedSci IND	Age: 60 Director since: 2022

Lon Cardon, Ph.D., FMedSci has served as a member of the Board since November 2022. Dr. Cardon has served as President and Chief Executive Officer at The Jackson Laboratory, an independent, nonprofit biomedical research organization, since November 2021. Prior to joining The Jackson Laboratory, Dr. Cardon served as Chief Scientific Officer at BioMarin Pharmaceutical Inc., a biopharmaceutical company, from September 2017 to November 2021. Prior to joining BioMarin, Dr. Cardon served as Senior Vice President of Genetics, Alternative Drug Discovery and Target Sciences at GlaxoSmithKline plc, a global healthcare company, from 2008 to September 2017. Dr. Cardon previously served as a professor at the University of Oxford and as a professor of biostatistics and human biology at the University of Washington and the Fred Hutchinson Cancer Research Center. Dr. Cardon is a past council member of the NIH/National Human Genome Research Institute and a present advisor to the All of Us Precision Medicine Initiative. Dr. Cardon served as a member of the board of directors and institutional founder of the Altius Institute for Biomedical Sciences, Centre for Therapeutic Target Validation (now Open Targets) and the GSK/Avalon Center of Excellence. Dr. Cardon is an elected fellow of the UK’s Academy of Medical Sciences and the American Association for the Advancement of Science. Dr. Cardon served as a member of the board of directors for public pharmaceutical company Reneo Pharmaceuticals, Inc. from 2019 until 2022. Dr. Cardon received his B.A. from the University of Puget Sound, a Ph.D. from the University of Colorado, Boulder and did his postdoctoral training at Stanford University.
Skills and Qualifications specific to Mirum Pharmaceuticals, Inc.:
The Board and Nominating Committee believe that Dr. Cardon’s scientific expertise and experience in the biopharmaceutical industry qualify him to serve on our board of directors.

Mirum Pharmaceuticals 2026 Proxy Statement	11

Proposal 1: Election of Directors

William Fairey IND	Age: 62 Director since: 2021

William Fairey has served as a member of the Board since 2021. Most recently, from July 2023 to January 2024, Mr. Fairey served as the interim Chief Executive Officer of Respira Therapeutics, Inc, a privately held pharmaceutical company. From January 2019 to November 2020, Mr. Fairey served as Executive Vice President and Chief Commercial Officer at MyoKardia, Inc., a biopharmaceutical company, where he built the commercial and portfolio strategy, established the company’s European headquarters, and was structuring the expansion in Latin America and Asia when the company was acquired by Bristol-Myers Squibb. Prior to serving at MyoKardia, Mr. Fairey served as Executive Vice President and Chief Operating Officer at ChemoCentryx, Inc., a biopharmaceutical company, from March 2018 to January 2019, where, he was responsible for the sales, marketing, medical affairs and market access functions, including commercialization of late stages compounds. Prior to ChemoCentryx, Mr. Fairey served in a number of roles at Actelion Pharmaceuticals Ltd. and its subsidiaries including as President of Actelion Pharmaceuticals US, Inc., a pharmaceuticals and biotechnology company, from April 2013 to December 2017, Regional Vice President, Australia Asia Pacific, of Actelion Pharmaceuticals Ltd. from July 2008 to March 2013, President of Actelion Pharmaceuticals Canada Inc. from June 2003 to June 2008, and Vice President of Sales and Management Markets of Actelion Pharmaceuticals US, Inc. from January 2001 to June 2003. Mr. Fairey currently serves on the boards of directors of Ascendis Pharma, Inc., Rein Therapeutics, Inc. (formerly Aileron Therapeutics, Inc.) and KalVista Pharmaceuticals, Inc., each publicly held biopharmaceutical companies, as well as Respira Therapeutics, Inc., a privately held pharmaceutical company. Mr. Fairey received his B.S. in biology from the University of Oregon and an M.B.A. from Saint Mary’s College.
Skills and Qualifications specific to Mirum Pharmaceuticals, Inc.:
The Board and Nominating Committee believe that Mr. Fairey’s extensive experience building and operating global the commercial arms of several biotechnology businesses qualifies him to serve on the Board.

12	Mirum Pharmaceuticals 2026 Proxy Statement

Proposal 1: Election of Directors

Timothy Walbert IND	Age: 59 Director since: 2023

Timothy Walbert has served as a member of the Board since April 2023. Mr. Walbert is currently a senior advisor to Amgen, a biotechnology company. Mr. Walbert was chairman, president and chief executive officer of the then public company Horizon Therapeutics, a biotechnology company, from June 2008 to October 2023, when it was acquired by Amgen for $28 billion. Before joining Horizon, he was president, chief executive officer and director of IDM Pharma Inc., a public biotechnology company, which was acquired by Takeda in June 2009. Before IDM, Mr. Walbert served as executive vice president, commercial operations at NeoPharm Inc., a public biotechnology company. From 2001 to 2005, he was divisional vice president and general manager, immunology, at Abbott, now AbbVie, leading the global development and launch of the multi-indication biologic HUMIRA, and served as divisional vice president, global cardiovascular strategy. From 1998 to 2001, Mr. Walbert served as director, CELEBREX North America, and arthritis team leader, Asia Pacific, Latin America and Canada, at G.D. Searle & Company. From 1991 to 1998, he also held sales and marketing roles with increasing responsibility at G.D. Searle, Merck & Co. Inc. and Wyeth.
Mr. Walbert serves on the boards of directors of Century Therapeutics, Inc., BioMarin Pharmaceutical Inc. and Sagimet Biosciences Inc., each public biotechnology companies, as well as Cour Pharmaceuticals Development Co., Inc., Latigo Biotherapeutics, Inc., Catalent, Inc., Odyssey Therapeutics, Inc. and Crystalys Therapeutics Inc., each privately held biotechnology companies. He is also a member of the National Organization for Rare Disorders (NORD) Advisory Board, the Wall Street Journal CEO Council and the CNBC CEO Council. He previously served on the board of directors for Aurinia Pharmaceuticals Inc., a public pharmaceutical company, from 2020 to 2022, Exicure, Inc., a public biotechnology company, from 2019 to 2022, Assertio Holdings, Inc., a public biopharma company, from 2014 to 2020, Raptor Pharmaceutical Corp., a public biotechnology company, from 2010 to 2014, XOMA Corporation, a public biotechnology company, from 2011 to 2017 and Sucampo Pharmaceuticals Inc., a public biopharmaceutical company, from 2016 to 2018. He is also a member of Economic Club of Chicago, the Commercial Club of Chicago and the Civic Committee of the Commercial Club of Chicago. Mr. Walbert was a previous board member of the Biotechnology Innovation Organization (BIO), the Pharmaceutical Research and Manufacturing Association (PhRMA), the Illinois Biotechnology Innovation Organization (iBIO) and World Business Chicago and served on the Board of Trustees of Muhlenberg College. Mr. Walbert received a B.A. in business from Muhlenberg College in Allentown, Pennsylvania.
Skills and Qualifications specific to Mirum Pharmaceuticals, Inc.:
The Board and Nominating Committee believe that Mr. Walbert’s extensive experience in the biotechnology business, including as a president and chief executive officer, qualifies him to serve on the Board.

Mirum Pharmaceuticals 2026 Proxy Statement	13

Proposal 1: Election of Directors
Class II Directors Continuing in Office Until the Company’s 2027 Annual Meeting of Stockholders

Laurent Fischer, M.D. IND	Age: 62 Director since: 2019

Laurent Fischer, M.D., has served as a member of the Board since June 2019. Dr. Fischer served as the President and Chief Executive Officer of Adverum Biotechnologies, Inc., a clinical stage gene therapy company, from June 2020 until its acquisition by Eli Lilly and Company in December 2025. Prior to Adverum, he served as Senior Vice President, Head of the Liver Therapeutic Area at Allergan plc, a pharmaceutical company, from November 2016 to June 2020. Previously, he served as Chief Executive Officer of Tobira Therapeutics, Inc., a public biotechnology company, until its acquisition by Allergan in November 2016. From 2012 to 2014, Dr. Fischer served as Chairman and Chief Executive Officer of Jennerex Biotherapeutics, Inc. Prior to Jennerex, Dr. Fischer was President and Chief Executive Officer of Ocera Therapeutics, Inc., a privately-held, clinical-stage biopharmaceutical company focused on the development and commercialization of therapeutics for gastrointestinal and liver diseases, since 2005. Prior to Ocera, Dr. Fischer was President and Chief Executive Officer of life sciences company Auxeris Therapeutics, Inc. from 2003 to 2005, President and Chief Operating Officer of technology company RXCentric.com, Inc. (now part of Allscripts Healthcare Solutions, Inc.) from 1999 to 2000 and Chief Medical Officer and Vice President of Corporate Development of medication management company MedVantx Inc. from 2001 to 2003. Dr. Fischer served as Senior Vice President of the Global Virology Franchise at Dupont Pharmaceuticals/Dupont-Merck from 1997 to 1999. From 1995 to 1997, Dr. Fischer served as Medical Director for the Virology Group at healthcare company Hoffman-LaRoche, Ltd. Dr. Fischer served as Chairman of the board of directors of CTI BioPharma Corp. until its acquisition by SOBI in June 2023 and as a member of the board of directors of Adverum until its acquisition by Eli Lilly and Company in December 2025. Dr. Fischer serves on the board of directors of publicly held AtaiBeckley Inc. (formerly ATAI Life Sciences N.V.), as well as privately held biopharmaceutical companies Lycia Therapeutics, Inc and Shinobi Therapeutics, Inc. Dr. Fischer also served as a member of the board of directors of the then privately held company Senti Biosciences from 2019 until 2020 and privately held company Teal Bio from 2023 to 2025. Dr. Fischer received his Medical Degree from the University of Geneva and his Doctorate in Medicine from the Geneva Medical School, Switzerland.
Skills and Qualifications specific to Mirum Pharmaceuticals, Inc.:
The Board and Nominating Committee believe that Dr. Fischer’s considerable experience as an executive in the pharmaceutical industry and board experience, along with his medical degrees and knowledge of biopharmaceuticals, qualifies him to serve on the Board.

14	Mirum Pharmaceuticals 2026 Proxy Statement

Proposal 1: Election of Directors

Patrick Heron IND	Age: 55 Director since: 2018

Patrick Heron has served as a member of the Board since November 2018. Mr. Heron is a General Partner with Frazier Life Sciences (“Frazier”), a private equity and venture capital firm, a position he has held since September 1999. Mr. Heron has been active in company formations and initial investments in various biotechnology companies, including Marcadia Biotech Inc., Calixa Therapeutics, Inc. and Silvergate. Prior to joining Frazier, Mr. Heron helped develop McKinsey & Co.’s west coast biotechnology consulting practice. Mr. Heron currently serves on the board of directors of Arcutis Biotherapeutics, Inc. and MBX Biosciences, Inc., both public biopharmaceutical companies, as well as private companies Alpha-9 Oncology, Inc., Alceptor Therapeutics, Inc., Bluewater Biosciences, Inc., Tubulis GmbH and Breakwater Therapeutics. Mr. Heron previously served on the boards of directors of public biopharmaceutical companies Imago Biosciences, Inc. from 2014 until 2022, Vaxcyte, Inc. from 2017 until 2021, Iterum Therapeutics plc from 2016 until 2021, Passage Bio, Inc. from 2018 until 2021 and HilleVax, Inc. from 2021 to 2025. Mr. Heron also previously served on the board of directors of privately held Scout Bio, Inc. from 2018 until 2023. Mr. Heron received his B.A. in Political Science from the University of North Carolina at Chapel Hill and an MBA from Harvard Business School.
Skills and Qualifications specific to Mirum Pharmaceuticals, Inc.:
The Board and Nominating Committee believe that Mr. Heron’s extensive business background and his experience in venture capital and the life science industry qualifies him to serve on the Board.

Saira Ramasastry, MS, M.Phil. IND	Age: 50 Director since: 2022

Saira Ramasastry, MS, M.Phil. has served as a member of the Board since June 2022. Ms. Ramasastry has served as the Managing Partner of Life Science Advisory, LLC, an independent firm that she founded to provide strategic advice and business development solutions for life science companies, since April 2009. Ms. Ramasastry also co-founded Sanacor, Inc., a privately held biotechnology company, and has served as the Chief Operating Officer since April 2022. Previously, Ms. Ramasastry was an investment banker with Merrill Lynch & Company from August 1999 to March 2009, where she helped establish the biotechnology practice and advised on mergers and acquisitions and strategic and capital market transactions. Prior to joining Merrill Lynch, Ms. Ramasastry served as a financial analyst in the mergers and acquisitions group at Wasserstein Perella & Co., an investment banking firm, from July 1997 to September 1998. Ms. Ramasastry currently serves on the board of directors for public companies Vir Biotechnology, Inc., Glenmark Pharmaceuticals, Ltd. and Day One Biopharmaceuticals, Inc., where she has experience overseeing cybersecurity risks. Ms. Ramasastry previously served on the board of directors of public companies Pain Therapeutics, Inc. from 2013 until 2020, Innovate Biopharmaceuticals, Inc. from 2018 until 2020, Sangamo Therapeutics, Inc. from 2012 until 2022 and Akouos, Inc. from 2020 until its acquisition by Eli Lilly and Company in 2022. Ms. Ramasastry also serves on the Industry Advisory Board of the Michael J. Fox Foundation for Parkinson’s Research, as a health innovator fellow of the Aspen Institute and as a member of the Aspen Global Leadership Network. Ms. Ramsastry is also a guest lecturer for the Bioscience Enterprise Programme at the University of Cambridge. Ms. Ramasastry received her B.A. in economics with honors and distinction and her M.S. in management science and engineering from Stanford University, as well as her M. Phil. in management studies from the University of Cambridge.
Skills and Qualifications specific to Mirum Pharmaceuticals, Inc.:
The Board and Nominating Committee believe that Ms. Ramasastry’s substantial financial markets experience, experience overseeing cybersecurity risks and her experience advising life science companies qualifies her to serve on the Board.

Mirum Pharmaceuticals 2026 Proxy Statement	15

Proposal 1: Election of Directors
Class III Directors Continuing in Office Until the Company’s 2028 Annual Meeting of Stockholders

Laura Brege IND	Age: 68 Director since: 2019

Laura Brege has served as a member of the Board since July 2019. Since April 2017, Ms. Brege has served as a Senior Advisor to BridgeBio Pharma, a biotechnology research company. From September 2015 to December 2017, Ms. Brege served as managing director of Cervantes Life Science Partners, LLC, a consulting firm providing integrated business solutions to life sciences companies. She has over 20 years of executive management experience in the pharmaceutical, biotechnology and venture capital industries. From September 2012 to July 2015, Ms. Brege was President and Chief Executive Officer of Nodality, Inc., a life sciences company focused on innovative personalized medicine. Prior to joining Nodality in 2012, Ms. Brege held several senior-level positions at Onyx Pharmaceuticals, Inc., a biopharmaceutical and biotherapeutics company, from 2006 to 2012, including positions as Executive Vice President and Chief Operating Officer. While at Onyx, she led multiple functions, including commercialization, strategic planning, corporate development and medical, scientific and government affairs. Prior to Onyx, Ms. Brege was a General Partner at Red Rock Capital Management, a venture capital firm specializing in early stage financing for technology companies. Previously, Ms. Brege was Senior Vice President and Chief Financial Officer at COR Therapeutics Inc. where she helped build the company from an early stage research and development company through commercial launch of a successful cardiovascular product. Earlier in her career, she served as Chief Financial Officer at Flextronics, Inc. and Treasurer of The Cooper Companies. She currently serves on the boards of directors of public biopharmaceutical companies Acadia Pharmaceuticals Inc., Pacira BioSciences, Inc. and Edgewise Therapeutics Inc. Ms. Brege previously served on the boards of directors of public pharmaceutical companies HLS Therapeutics, Inc. from 2019 to 2024, Portola Pharmaceuticals, Inc. from 2015 until 2021, Dynavax Technologies Inc. from 2015 to 2020, and Aratana Therapeutics, Inc. from 2014 until 2019. Ms. Brege earned her undergraduate degree from Ohio University (Honors Tutorial College) and her MBA degree from the University of Chicago.
Skills and Qualifications specific to Mirum Pharmaceuticals, Inc.:
The Board and Nominating Committee believe that Ms. Brege’s extensive background in finance and management of biotechnology companies and her participation as a member of the audit committees of other public companies qualifies her to serve on the Board.

16	Mirum Pharmaceuticals 2026 Proxy Statement

Proposal 1: Election of Directors

Michael Grey IND	Age: 73 Director since: 2020

Michael Grey is our co-founder and has served as Chair of the Board since January 2020. Mr. Grey previously served as our Executive Chairman from March 2019 to December 2019 and as our Chief Executive Officer from our inception in May 2018 to March 2019. Mr. Grey has served as a venture partner at Pappas Ventures, a venture capital firm, since January 2010. Mr. Grey served from January 2019 to September 2019 as President and Chief Executive Officer of Curzion Pharmaceuticals, Inc., a pharmaceutical company (sold to Horizon Therapeutics plc in April 2020), from October 2015 to January 2017 as President and Chief Executive Officer of Amplyx Pharmaceuticals, Inc., and from September 2014 to December 2017 as Chairman and Chief Executive Officer of Reneo Pharmaceuticals, Inc. From February 2011 to June 2014, Mr. Grey served as President and Chief Executive Officer of Lumena Pharmaceuticals, Inc., which was acquired by Shire plc in June 2014. Mr. Grey has more than 45 years of experience in the pharmaceutical and biotechnology industries and has held senior positions at a number of companies, including President and Chief Executive Officer of SGX Pharmaceuticals, Inc. (sold to Eli Lilly and Company in 2008), President and Chief Executive Officer of Trega Biosciences, Inc. (sold to LION Bioscience, Inc. in 2001) and President of BioChem Therapeutic Inc. Prior to these, Mr. Grey served in various roles with Glaxo, Inc. and Glaxo Holdings PLC, culminating in his position as Vice President, Corporate Development and director of international licensing. Mr. Grey currently serves on the board of directors of public companies OnKure Therapeutics, Inc. (formerly Reneo), and Spruce Biosciences, Inc., as well as privately held biotechnology companies Alethio Therapeutics, Ltd., Altay Therapeutics Inc., Plexium Inc., Sorriso Pharmaceuticals, Inc. and Theolytics Ltd. Mr. Grey served as a member of the board of directors for BioMarin Pharmaceuticals, Inc. from 2005 to 2021, Horizon Therapeutics plc from 2011 to 2023, Mirati Therapeutics, Inc. from 2014 until 2021 and Amplyx Pharmaceuticals, Inc. from January 2017 to April 2021. Mr. Grey received his B.S. in chemistry from the University of Nottingham in the United Kingdom.
Skills and Qualifications specific to Mirum Pharmaceuticals, Inc.:
The Board and Nominating Committee believe that Mr. Grey’s perspective and experience as our co-founder and former Executive Chairman, as well as his extensive experience managing and leading both early stage and established companies within the pharmaceutical and biotechnology industries qualifies him to serve on the Board.

Christopher Peetz	Age: 47 Director since: 2019

Christopher Peetz is our co-founder and has served as our Chief Executive Officer since March 2019. He served as our President from December 2018 to January 2024. Mr. Peetz has been an Entrepreneur-in-Residence at Frazier since May 2017. Prior to joining our company, Mr. Peetz served as the Chief Executive Officer of Flashlight Therapeutics, Inc., a biotechnology company, from May 2017 to May 2019. From May 2014 to December 2016, Mr. Peetz served as Chief Financial Officer and head of corporate development at Tobira Therapeutics, Inc., a public biotechnology company acquired by Allergan plc, in November 2016. Prior to joining Tobira, Mr. Peetz served as Vice President, Finance and Corporate Development of Jennerex Biotherapeutics, Inc., a biopharmaceutical company, from April 2012 to March 2014. Prior to Jennerex, Mr. Peetz held various positions at Onyx Pharmaceuticals, Inc., including oversight of financial planning and analysis, corporate strategy, product lifecycle management and commercial roles. Prior to Onyx, Mr. Peetz provided merger and acquisition advisory services at LaSalle Corporate Finance, a part of ABN AMRO, and held positions at Abgenix Inc. and Solazyme Inc. He previously served on the board of directors of Alpine Immune Sciences, Inc. before its sale to Vertex Pharmaceuticals Incorporated. Mr. Peetz received an MBA from Stanford Graduate School of Business and a B.S.B.A. in Finance, International Business and French from Washington University in St. Louis.
Skills and Qualifications specific to Mirum Pharmaceuticals, Inc.:
The Board and Nominating Committee believe that Mr. Peetz’s perspective and experience as our co-founder and President and Chief Executive Officer, as well as his extensive experience managing and leading both early stage and established companies within the pharmaceutical and biotechnology industries qualifies him to serve on the Board.

Mirum Pharmaceuticals 2026 Proxy Statement	17

Information Regarding the Board of Directors and Corporate Governance

Director Nomination Process and Qualifications
We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. Our Board and the Nominating Committee seek to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating Committee identifies and evaluates nominees in the broader context of the operating requirements of the Company, the long-term interests of stockholders and the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality and other qualities that the Nominating Committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Nominating Committee also takes into account skills, experiences, backgrounds and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
Our Nominating Committee considers the diversity of the Board overall with respect to skills, perspective, background and experience. Our Board monitors the mix of skills and experience of its directors to help ensure it has the necessary tools to perform its oversight function effectively.
The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time.
The Nominating Committee also appreciates the value of thoughtful Board refreshment, and seeks to identify and consider qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee then conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

18	Mirum Pharmaceuticals 2026 Proxy Statement

Information Regarding the Board of Directors and Corporate Governance
Director Candidates Recommended by Stockholders
The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so in writing to 989 East Hillsdale Boulevard, Suite 300, Foster City, California 94404, Attention: Corporate Secretary, and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of the Company’s bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our amended and restated bylaws. These requirements are also described under the section entitled “Other Information for Stockholders—Stockholder Proposals for the 2027 Annual Meeting of Stockholders”.
Independence of the Board of Directors and Committees
As required under the Nasdaq Stock Market (“Nasdaq”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Members of the Audit Committee and Compensation Committee of the Board (the “Compensation Committee”) are subject to the additional independence requirements of applicable SEC rules and Nasdaq listing rules. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the Nasdaq listing rules, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions, arrangements or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Nominating Committee recommended to the Board, and the Board has affirmatively determined, that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing rules: Drs. Cardon and Fischer, Mses. Brege and Ramasastry, and Messrs. Fairey, Grey, Heron and Walbert. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
In addition, our Board has affirmatively determined that the members of the Audit Committee, Ms. Brege, Mr. Fairey and Ms. Ramasastry, are “independent” in accordance with the Nasdaq listing rules and SEC rules applicable to boards of directors in general and audit committee members in particular, and that that the members of the Compensation Committee, Mr. Fairey, Dr. Fischer, Mr. Heron and Ms. Ramasastry, are “independent” in accordance with the Nasdaq listing rules and SEC rules applicable to boards of directors in general and compensation committee members in particular.

Mirum Pharmaceuticals 2026 Proxy Statement	19

Information Regarding the Board of Directors and Corporate Governance
Board Leadership Structure
The Board has an independent, non-executive Chair, Mr. Grey, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. Our Board believes that it is in the best interests of the Company and its stockholders for Mr. Grey to continue to serve as Chair of the Board, in part given his significant knowledge and experience in our industry and therapeutic areas of interest, as well as a deep understanding of our company, our business and our strategic objectives, all of which our Board believes will continue to benefit the Company during the year ahead. Our Board believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities on behalf of our stockholders. We also have a separate Chair for each committee of the Board. The Chair of each committee reports periodically to the Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee’s responsibilities also include oversight of our cybersecurity risk management processes, including oversight of mitigation of risks from cybersecurity threats, and, to that end, receives annual reports from our Vice President of Information Technology concerning our significant cybersecurity threats and risk and the processes we have implemented to address them, and also receives and has access to various presentations related to cybersecurity threats, risk and mitigation. The Nominating Committee monitors compliance with legal and regulatory requirements, as well as the effectiveness of our corporate governance guidelines. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets with the personnel in charge of the Company’s risk management efforts at least annually, and the applicable Board committees meet at least annually with the personnel responsible for risk management efforts in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the head of risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee Chairs to report findings regarding material risk exposures to the Board as quickly as possible.
Meetings of the Board of Directors
The Board met seven times during 2025. During 2025, the Audit Committee met five times, the Compensation Committee met four times and the Nominating Committee met two times. Each Board member attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all of the committees on which they served, held during the portion of 2025 for which they were directors or committee members, respectively, other than Mr. Heron. Although we do not have a formal policy regarding attendance by Board members at annual meetings of stockholders, we encourage our directors to attend such meetings. One of our current directors who served at the time of our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) attended that meeting.
As required under applicable Nasdaq listing rules, in 2025, the Company’s independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.

20	Mirum Pharmaceuticals 2026 Proxy Statement

Information Regarding the Board of Directors and Corporate Governance
Information Regarding Committees of the Board of Directors
The Board has three committees: the Audit Committee, Compensation Committee and Nominating Committee. The following table provides membership and meeting information for 2025 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Christopher Peetz
Laura Brege	X*		X
Lon Cardon, Ph.D., FMedSci			X
William Fairey	X	X
Laurent Fischer, M.D.		X*
Michael Grey
Patrick Heron		X
Saira Ramasastry, M.S., M.Phil.	X	X
Timothy Walbert			X*
Total meetings in fiscal year 2025	5	4	2
*    Committee Chair
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq listing rules and SEC rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. The Board has adopted a written charter for each of the Audit Committee, Compensation Committee and Nominating Committee, which charters are available to stockholders on the Company’s website at ir.mirumpharma.com. The information on the Company’s website is not incorporated by reference into this Proxy Statement or the Annual Report.

Mirum Pharmaceuticals 2026 Proxy Statement	21

Information Regarding the Board of Directors and Corporate Governance
Below is a description of each committee of the Board.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The primary purpose of the Audit Committee is to discharge the responsibilities of the Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial-statement audits, and to oversee our independent registered accounting firm.

Specific responsibilities of the Audit Committee include:
•overseeing our corporate accounting and financial reporting processes;
•managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•oversight of risks relating to data privacy, technology and information security, including cybersecurity, threats and back-up of information systems and the Company’s processes for assessing, identifying, and managing such risks;
•reviewing related person transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

The Board has also determined that Ms. Brege qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In making this determination, the Board made a qualitative assessment of Ms. Brege’s level of knowledge and experience based on a number of factors, including her formal education and experience as a chief financial officer.

Report of the Audit Committee of the Board*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Annual Report.
Laura Brege, Chair
William Fairey
Saira Ramasastry, M.S., M.Phil.

*    The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

22	Mirum Pharmaceuticals 2026 Proxy Statement

Information Regarding the Board of Directors and Corporate Governance

Compensation Committee

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the Compensation Committee include:
•reviewing and approving the compensation of our Chief Executive Officer, other executive officers and senior management;
•reviewing and recommending to our Board the compensation paid to our directors;
•reviewing and approving the compensation arrangements with our executive officers and other senior management;
•administering our equity incentive plans and other benefit programs;
•establishing and overseeing the Company’s compensation clawback or similar policies;
•assessing whether risks arising from the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company;
•reviewing, adopting, amending and terminating, incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and
•reviewing, evaluating and recommending to the Board succession plans for our executive officers.

Compensation Committee Interlocks and Insider Participation
During 2025, each of Dr. Fischer, Mr. Heron, Ms. Ramasastry and Mr. Fairey served as a member of the Compensation Committee. No such individual is a current or former officer or employee of the Company. During 2025, none of our executive officers served on the board of directors or compensation committee of any other company that has an executive officer serving on our Board or the Compensation Committee. Except as described under the section entitled “Transactions with Related Persons and Indemnification—Participation in Acquisition of Bluejay and January 2026 Private Placement,” no person who served as a member of the Compensation Committee during 2025 had any relationship requiring disclosures by us under Item 404 of Regulation S-K.
Delegation of Authority
The Compensation Committee may delegate to one or more officers of the Company the authority to grant, amend and/or administer awards of cash or options or other equity securities to any employees or other service providers of the Company who, in either case, are not officers subject to Section 16 of the Exchange Act (“Section 16 Officers”) under the Company’s incentive-compensation or other equity-based plans as the Compensation Committee deems appropriate.
The Compensation Committee has delegated limited authority to our Equity Award Committee, currently composed solely of Mr. Peetz, our Chief Executive Officer and member of the Board, to make equity grants to employees and new hires who are not Section 16 Officers as well as to consultants, in each case, pursuant to our 2019 Equity Incentive Plan (the “2019 Plan”). The delegation is subject to maximum numbers of shares underlying all awards and maximum grant date values of equity that can be granted to any one person.
Compensation Committee Processes and Procedures
For a discussion of the Compensation Committee’s processes and procedures for determining executive compensation, including the role of our executive officers and compensation consultant, see the section titled “Executive Compensation—Compensation Discussion and Analysis—How We Determine Executive Compensation”.
Compensation Committee Report
The Report of the Compensation Committee is set forth under the section titled “Executive Compensation—Compensation Discussion and Analysis—Compensation Committee Report”.

Mirum Pharmaceuticals 2026 Proxy Statement	23

Information Regarding the Board of Directors and Corporate Governance

Nominating and Corporate Governance Committee

The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, recommending to the Board for selecting candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing and making recommendations regarding corporate governance matters.

Specific responsibilities of the Nominating and Corporate Governance Committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;
•considering and making recommendations to the Board regarding the composition and chair of the committees of the Board;
•instituting plans or programs for the continuing education of the Board and orientation of new directors;
•developing and making recommendations to the Board regarding corporate governance guidelines and matters; and
•overseeing periodic evaluations of the Board’s performance, including committees of the Board and management.

Board’s Oversight of Strategy
The Board is deeply engaged and involved in overseeing our long-term strategy, including evaluating key market opportunities, patient trends and competitive developments. This also includes aspects of our environmental, social and governance (ESG) initiatives that relate to our strategy. The Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at Board meetings and, when relevant, at Committee meetings. We also dedicate at least one Board meeting every year to an even more intensive review and discussion of our strategic plan. Matters of strategy also inform committee-level discussions of many issues, including enterprise risk. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items and discussions between the Chief Executive Officer and our Chair on a periodic basis. Each director is expected to and does bring to bear their own talents, insights, and experiences to these strategy discussions.
Stockholder Engagement Program
Our relationship with our stockholders is an important part of our corporate governance program. We regularly engage with our stockholders to solicit their feedback on key topics, including executive compensation, corporate governance, ESG initiatives, and overall company strategy. The insights gained from these discussions are highly valued by our Board and management team and help ensure stockholder perspectives are considered in our governance, compensation, and sustainability initiatives. Our commitment to transparency and responsiveness helps us align our policies and practices with the interests of our investors, reinforcing our dedication to long-term value creation.
In 2025, we engaged with stockholders whose ownership, in the aggregate, represented greater than 70% of our shares outstanding as of December 31, 2025. These discussions covered a range of topics, including our corporate strategy, business development, Company updates and governance matters, including the level of support for Ms. Brege’s reelection at our 2025 Annual Meeting.
Based on this engagement, we believe that support for Ms. Brege may have been negatively impacted by concerns regarding Mirum’s anti-takeover provisions in our governing documents, including our classified board structure and the supermajority vote requirement to enact certain changes to the governing documents. Although these provisions were not a defining topic in our conversations, we recognize that proxy advisory firms and certain institutional investors deem these provisions to adversely impact stockholder rights.
Our Nominating Committee continues to review and assess our governance framework, including our classified board structure and supermajority voting provisions, in the context of our stage of development, stockholder feedback, best practices, and industry trends. The Nominating Committee also considers the prevalence of these provisions among similarly situated companies in our industry. Our Nominating Committee will consider recommending to our Board changes to our governance practices as appropriate in light of this review. At the same time, we believe these protections

24	Mirum Pharmaceuticals 2026 Proxy Statement

Information Regarding the Board of Directors and Corporate Governance
provide important stability to our Board and business that supports long-term execution of our strategy. Notably, none of the stockholders with whim we met indicated that removing Ms. Brege from the Board was an expected response to the 2025 vote.
Our Nominating Committee has evaluated Ms. Brege’s contributions to our company, and following such review, we believe that her extensive background in finance and management of biotechnology companies, her participation as a member of the audit committees of other public companies, and her continued dedication to our company continue to make her an important member of our Board and allow us to execute on our financing, business development and commercial strategy, which we believe generates long-term value for our stockholders.
We remain committed to continually evaluating our corporate governance framework and Board composition and will continue to engage with stockholders on these important topics.
Stockholder Communications With the Board
The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to 989 East Hillsdale Boulevard, Suite 300, Foster City, California 94404, Attention: Corporate Secretary. Such written communications must set forth the name and address of the stockholder on whose behalf the communication is sent and the number of shares of our capital stock that are owned beneficially by such stockholder as of the date of the communication. All communications will be compiled by our Corporate Secretary and submitted to the Board or the individual directors on a periodic basis.
These communications will be reviewed by our Corporate Secretary, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors.
Code of Conduct
We maintain a Code of Conduct that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Conduct is posted on our website at ir.mirumpharma.com. The information on our website is not incorporated by reference into this Proxy Statement or the Annual Report. If we make any amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions that are required to be disclosed pursuant to SEC rules, we will promptly disclose the nature of the amendment or waiver on our website or in a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.
Insider Trading Arrangements and Policies
We have adopted an Insider Trading and Window Period Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. Pursuant to our Insider Trading and Window Period Policy, it is the Company’s policy to comply with applicable laws and regulations relating to insider trading when engaging in transactions in the Company’s securities. A copy of our Insider Trading and Window Period Policy is filed as an exhibit to our Annual Report.
Prohibition on Speculative Trading
Under the terms of our Insider Trading and Window Period Policy, none of our officers, directors, other employees or consultants may engage in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our capital stock at any time. In addition, none of our officers, directors, other employees or consultants may margin, or make any offer to margin, or otherwise pledge as security, any of our capital stock, including without limitation, borrowing against such stock, at any time.

Mirum Pharmaceuticals 2026 Proxy Statement	25

PROPOSAL 2 Ratification of Selection of Independent Registered Public Accounting Firm

The Board Recommends a Vote in Favor of Proposal 2.

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 2018. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2025 and 2024:
Audit Fees. Consists of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our financial statements and review of our registration statements on Form S-8 and Form S-3 and related services that are normally provided in connection with statutory and regulatory filings or engagements, including comfort letters.

	Fiscal Year Ended December 31, 2025	Fiscal Year Ended December 31, 2024
	(in thousands)
Audit Fees	$2,387	$2,166
Total Fees	$2,387	$2,166
All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
Pursuant to its charter, the Audit Committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent registered public accounting firm that are not otherwise prohibited by law and any associated fees. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings.

26	Mirum Pharmaceuticals 2026 Proxy Statement

PROPOSAL 3 Advisory Vote on Executive Compensation

The Board Recommends a Vote in Favor of Proposal 3.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are being asked to approve, in an advisory, non-binding vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. In considering their vote, we urge stockholders to review the information on our compensation policies and decisions regarding the named executive officers presented in the section titled “Executive Compensation—Compensation Discussion and Analysis”.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We believe that our compensation policies and decisions are consistent with current market practices, and that our compensation components provide a reasonable balance of base compensation and long-term equity-based incentive compensation that is closely aligned with the Company’s overall performance. We aim to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is integral to attracting, retaining, and rewarding qualified named executive officers.
This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future compensation decisions for our named executive officers. We expect that we will conduct our next say on pay vote at the 2027 Annual Meeting.
The text of the resolution in respect of this proposal is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Mirum Pharmaceuticals 2026 Proxy Statement	27

Executive Officers

Each of our executive officers serves at the discretion of the Board. The determination as to which of our employees qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for our executive officers as of the Record Date is set forth below. The following table identifies our current executive officers, their age, and their respective offices and positions as of the Record Date.

Christopher Peetz, 47 Chief Executive Officer and Director	Eric Bjerkholt, 66 Chief Financial Officer	Peter Radovich, 48 President and Chief Operating Officer	Joanne Quan, M.D., 62 Chief Medical Officer

Christopher Peetz. Biographical information regarding Mr. Peetz is set forth under “Proposal 1: Election of Directors.”
Eric Bjerkholt has served as our Chief Financial Officer since September 2023. Previously, he served as the Chief Financial Officer of Chinook Therapeutics, Inc., a biopharmaceutical company, from November 2020 to August 2023, where he was responsible for overseeing financial reporting, planning and budgeting, internal controls, investor relations, facilities, and information technology functions. Prior to joining Chinook, Mr. Bjerkholt served as the Chief Financial Officer of Aimmune Therapeutics, Inc., a biotechnology company, from April 2017 to October 2020. Before Aimmune, Mr. Bjerkholt held various senior executive financial positions at Sunesis Pharmaceuticals, Inc., IntraBiotics Pharmaceuticals, Inc., LifeSpring Nutrition, Inc. and Age Wave, LLC, and spent seven years in healthcare investment banking at J.P. Morgan & Company, Inc. Mr. Bjerkholt currently serves on the board of directors for public companies Cerus Corporation, Surrozen, Inc. and Metagenomi, Inc. and privately held company Altay Therapeutics Inc. Mr. Bjerkholt holds a Cand. Oecon degree in Economics from the University of Oslo and an M.B.A. from Harvard Business School.
Peter Radovich has served as our Chief Operating Officer since April 2020 and our President since January 2024. Previously, Mr. Radovich worked in various positions at Global Blood Therapeutics, Inc., a biopharmaceutical company, from November 2014 through April 2020, including as vice president, program leadership and business strategy, senior vice president, operations and executive vice president, operations. During his tenure at Global Blood Therapeutics, Mr. Radovich was responsible for the company’s technical operations, supply chain, program management and leadership, quality assurance and commercial strategy and analytics functions. From 2013 to 2014, Mr. Radovich served as Vice President, Global Product Leader – Kyprolis at Onyx Pharmaceuticals, Inc., which was acquired by Amgen, Inc., where he led the company’s global, cross-functional product team responsible for the development and commercialization of Kyprolis®. Between 2006 and 2013, he held a variety of roles of increasing responsibility in Onyx’s commercial organization supporting Kyprolis and Nexavar® and was a key member of the deal team for Onyx’s acquisition of Proteolix. From 2004 to 2006, Mr. Radovich was at Chiron Corporation (acquired by Novartis AG) in product marketing supporting Proleukin® (interleukin-2) in multiple oncology indications. Mr. Radovich received a B.A. in biology and chemistry from Texas Christian University and an MBA from Washington University in St. Louis.
Joanne Quan, M.D. has served as our Chief Medical Officer since January 2024. Previously, Dr. Quan served as Chief Medical Officer at Nuvig Therapeutics Inc, a biotechnology research company, from August 2022 to June 2023. From 2018 to August 2021, she served as Chief Medical Officer at Modis Therapeutics, a company focused on rare genetic diseases (acquired by Zogenix, Inc., and subsequently, UCB). Before Modis, she held clinical development leadership positions at Eiger Biopharmaceuticals, InterMune, Arena Pharmaceuticals, Bayhill Therapeutics, ALZA Corporation (Johnson and Johnson), Genentech and PathoGenesis. Dr. Quan received a B.A. in molecular biology at the University of California, Berkeley and an M.D. at Stanford University School of Medicine. She completed a residency in internal medicine at Massachusetts General Hospital and a fellowship in pulmonary and critical care medicine at the University of Washington.

28	Mirum Pharmaceuticals 2026 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis discusses our executive compensation policies and how and why our Compensation Committee arrived at specific compensation decisions for the year ending December 31, 2025 for the individuals who served as our principal executive officer, principal financial officer and our two other executive officers as of such date. These individuals are referred to as our “named executive officers” for 2025:

Christopher Peetz Chief Executive Officer	Eric Bjerkholt Chief Financial Officer	Peter Radovich President and Chief Operating Officer	Joanne Quan, M.D. Chief Medical Officer

Executive Summary
The important features of our executive compensation program include the following:
•A substantial portion of executive pay is tied to performance. We structure a significant portion of our named executive officers’ compensation to be variable, at risk and tied directly to our measurable performance. For 2025, 92.5% of our Chief Executive Officer’s total reported compensation and an average of 84.1% of our other named executive officers’ total reported compensation was linked to performance, consisting of annual performance bonus earned and equity incentives awarded, as reported in the “Fiscal Year 2025 Summary Compensation Table”.
FOR CEO

7.2% Salary
10.1% Bonus
17.6% PSUs
17.6% RSUs
47.2% Options
0.3% Other Compensation
FOR NEOs*

15.4% Salary
14.4% Bonus
14.9% PSUs
14.9% RSUs
39.9% Options
0.5% Other Compensation
*    The chart includes all NEOs except for the CEO.

Mirum Pharmaceuticals 2026 Proxy Statement	29

Executive Compensation
•Our executive bonuses are dependent on meeting corporate objectives. Our annual performance-based bonus opportunities for all of our named executive officers are dependent upon our achievement of annual corporate objectives established each year and the individual officer’s contributions towards such corporate objectives. In March 2025, the Compensation Committee established a maximum payout for non-equity incentive plan awards payable to our named executive officers for fiscal year 2025 equal to 200% of the target value.
•We emphasize long-term equity incentives. Equity awards are an integral part of our executive compensation program, and comprise the primary “at-risk” portion of our named executive officer compensation package. These awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to remain in our long-term employ.
•We do not provide our executive officers with any excise tax gross ups.
•We do not provide executive fringe benefits or perquisites to our executives.
•Our Compensation Committee has retained an independent third-party compensation consultant for guidance in making compensation decisions. We have retained Alpine Rewards since 2022 to advise the Compensation Committee on market practices, including identifying a peer group of companies and their compensation practices, so that our Compensation Committee can regularly assess the Company’s individual and total compensation programs against these peer companies, the general marketplace and other industry data points.
•We prohibit hedging and pledging of Company stock. Please see the section titled “Information Regarding the Board of Directors and Corporate Governance—Prohibition on Speculative Trading” for further details.
Company Performance in 2025 and Early 2026
We achieved significant growth during 2025 as we continued to expand the reach of our three commercial medicines within our patient communities and achieved total net product sales of $521.3 million for the year ended December 31, 2025. Our global Livmarli business grew to 33 countries with commercial access.
Our pipeline also demonstrated success throughout 2025, including:
•Completion of enrollment in the volixibat VISTAS study in primary sclerosing cholangitis;
•Receipt of FDA approval and European Commission marketing authorization of LIVMARLI tablets for the treatment of cholestatic pruritus in patients with Alagille syndrome (“ALGS”) and progressive familial intrahepatic cholestasis (“PFIC”);
•Receipt of Health Canada authorization of LIVMARLI oral solution and tablets for the treatment of cholestatic pruritus in patients with PFIC, and authorization of LIVMARLI tablets for the treatment of cholestatic pruritus in patients with ALGS;
•Approval of LIVMARLI oral solution in Japan for the treatment of cholestatic pruritus in patients with ALGS and PFIC;
•Receipt of FDA approval of CTEXLI® for cerebrotendinous xanthomatosis;
•Initiation of MRM-3339 BLOOM Phase 2 study in Fragile X syndrome (“FXS”); and
•Receipt of FDA Fast Track Designation for MRM-3379 in FXS.
Further, in January 2026, we completed our acquisition of Bluejay Therapeutics, adding worldwide rights to brelovitug for chronic hepatitis delta virus.
Advisory “Say on Pay” and “Say on Frequency” Votes
At the 2025 Annual Meeting, we conducted an advisory vote on our executive compensation program (commonly referred to as a “Say on Pay” vote), and of the shares present in person or represented by proxy and entitled to vote, approximately 96% were in favor of the proposal. We believe that this strongly positive vote is an affirmation of our approach to executive compensation, and as such we did not make material changes to our executive compensation program for 2025. We will continue to monitor closely the results of future Say on Pay votes, which we conduct on an annual basis, in accordance with the results of our “Say on Frequency” vote, which was conducted at our 2024 annual meeting of stockholders. We expect our next Say on Frequency vote to occur at our 2030 annual meeting of stockholders.

30	Mirum Pharmaceuticals 2026 Proxy Statement

Executive Compensation
Objectives, Philosophy and Elements of Executive Compensation
Our compensation program aims to achieve the following main objectives:
•attract, retain and reward highly qualified executives;
•provide incentives that motivate and reward for achievement of our key performance goals intended to increase stockholder value over the long-term;
•align our executives’ interests with those of our stockholders; and
•link pay to company performance.
Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based bonuses and long-term incentive compensation. We also provide some of our executive officers with benefits available to all our employees, including retirement benefits under the Company’s 401(k) plan and participation in employee benefit plans. The following chart summarizes the three main elements of compensation, their objectives and key features.

Element of Compensation	Objectives	Key Features

Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.
Generally reviewed annually and determined based on a number of factors (including individual performance and the overall performance of our Company) and by reference, in part, to market data provided by our independent compensation consultant.

Performance Bonus (at-risk cash)	Motivates and rewards for attaining key annual corporate performance goals and individual contributions that relate to our key business objectives.
Target bonus amounts are generally reviewed annually and determined based upon positions that have similar impact on the organization and competitive bonus opportunities in our market. Bonus opportunities are dependent upon achievement of specific corporate performance objectives consistent with our long-term strategic plan and individual performance objectives that relate to the officer’s role and expected contribution toward reaching our corporate goals, generally determined by the Compensation Committee and communicated at the beginning of the year. Actual bonus amounts earned are determined after the end of the year, taking into account corporate and individual performance objectives.

Long-Term Incentive (at-risk equity)
Motivates and rewards for long-term Company performance; aligns executives’ interests with stockholder interests and changes in stockholder value.
Attracts highly qualified executives and encourages their continued employment over the long-term.

Equity opportunities are generally reviewed annually and may be granted during the first half of the year or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement.
Individual awards are determined based on a number of factors, including current corporate and individual performance and market data provided by our independent compensation consultant.

We focus on providing a competitive compensation package to our executive officers which provides significant short and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.
We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, we have historically structured a significant portion of the named executive officers’ total target compensation so that it is comprised of performance-based bonus opportunities and long-term equity awards, in order to align the executive officers’ incentives with the interests of our stockholders and our corporate goals.

Mirum Pharmaceuticals 2026 Proxy Statement	31

Executive Compensation
How We Determine Executive Compensation
Role of our Compensation Committee, Management and the Board
The Compensation Committee is appointed by the Board and has responsibilities related to the compensation of the Company’s directors, officers, and employees and the development and administration of the Company’s compensation plans. For details on the Compensation Committee, see the section titled “Information Regarding Committees of the Board of Directors—Compensation Committee”. Our Compensation Committee consists solely of independent members of the Board (as determined under the Nasdaq listing rules).
The Compensation Committee reviews all compensation paid to our executive officers, including our named executive officers. The Chief Executive Officer evaluates and provides to the Compensation Committee performance assessments and compensation recommendations. While the Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. The Compensation Committee discusses and makes final determinations with respect to executive compensation matters without the Chief Executive Officer present during discussions of the Chief Executive Officer’s compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation Committee meetings.
The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation. The Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers.
Role of Compensation Consultant
The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee has retained Alpine Rewards as its compensation consultant. Alpine Rewards developed a group of peer companies to use as a reference in making executive compensation decisions, evaluating current executive pay practices and considering different compensation programs to aid making executive pay decisions for 2025. Alpine Rewards also conducted market research and analysis to assist the Compensation Committee in developing executive compensation levels, including appropriate salaries, target bonus amounts and equity awards for our executives, including the named executive officers. Alpine Rewards also conducted a review of our director compensation policies and practices, our long-term incentive compensation design, and an annual risk assessment.
The Compensation Committee has analyzed whether the work of Alpine Rewards as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC guidelines. Based on its analysis, our Compensation Committee determined that the work of Alpine Rewards and the individual compensation advisors employed by Alpine Rewards does not create any conflict of interest pursuant to the SEC rules and the Nasdaq listing rules.
Use of Competitive Market Compensation Data
The Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the Compensation Committee directed Alpine Rewards to develop a proposed list of our peer group companies to be used in connection with assessing the compensation practices of the publicly traded companies with whom we compete.

32	Mirum Pharmaceuticals 2026 Proxy Statement

Executive Compensation
In September 2024, Alpine Rewards proposed, and the Compensation Committee approved, a group of companies that would be appropriate peers to be utilized with respect to compensation decisions based on the following criteria:
•Industry Sector and Stage – Commercial companies with a focus on rare disease with similar therapeutic focus, where appropriate
•Market Capitalization – Range of $600 million to $6.0 billion
•Revenue – Range of $150 million to $650 million
•Location – Biotechnology hub markets with an emphasis on companies with a global presence
At the time we selected our peer group, we were approximately the 50th percentile of the peer group in terms of the key metrics listed above. The peer group utilized with respect to 2025 compensation decisions was as follows:

Acadia Pharmaceuticals	Cytokinetics
Agios Pharmaceuticals	Dynavax Technologies
Amicus Therapeutics	Ironwood Pharmaceuticals
Ardelyx	MannKind
BioCryst Pharmaceuticals	Rhythm Pharmaceuticals
Blueprint Medicines	Supernus Pharmaceuticals
BridgeBio Pharma	Syndax Pharmaceuticals
Catalyst Pharmaceuticals	Travere Therapeutics
Collegium Pharmaceuticals	Ultragenyx Pharmaceutical
Corcept Therapeutics	Vericel
Crinetics Pharmaceuticals
Using data compiled from the peer companies, or peer data, Alpine Rewards completed an assessment of our executive compensation to inform the Compensation Committee’s determinations regarding executive compensation for 2025. Alpine Rewards prepared and the Compensation Committee reviewed, a range of market data reference points (generally at the 25th, 50th, and 75th percentiles of the market data) with respect to base salary, performance bonuses, equity compensation (valued based on an approximation of grant date fair value), total target cash compensation (base salary and the annual target performance bonus) and total direct compensation (total target cash compensation and equity compensation) with respect to each of the named executive officers. The Compensation Committee did not target pay to fall at any particular percentile of the market data, but rather reviewed these market data reference points as a helpful reference point in making 2025 compensation decisions. Market data is only one of the factors that the Compensation Committee considers in making compensation decisions. The Compensation Committee considers other factors as described under the section titled “—Factors Used in Determining Executive Compensation.”
Factors Used in Determining Executive Compensation
Our Compensation Committee sets the compensation of our executive officers at levels they determine to be competitive and appropriate for each named executive officer, using their professional experience and judgment. Pay decisions are not made by use of a formulaic approach or benchmark; the Compensation Committee believes that executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, the Compensation Committee generally takes into consideration the factors listed below.
•Company performance and existing business needs.
•Each named executive officer’s individual performance, scope of job function and the critical skill set of the named executive officer to the company’s future performance.
•The need to attract new talent to our executive team and retain existing talent in a highly competitive industry.
•A range of market data reference points, as described in the section titled “—Use of Competitive Market Compensation Data”.
•Recommendations from consultants on compensation policy determinations for the executive officer group

Mirum Pharmaceuticals 2026 Proxy Statement	33

Executive Compensation
2025 Executive Compensation Program
Base Salary
In January 2025, the Committee reviewed the base salaries of the Company’s executive officers, including the named executive officers and increased the salaries as follows:

Name	2024 Base Salary	2025 Base Salary	Percentage Increase
Christopher Peetz	$730,000	$755,000	3.4%
Eric Bjerkholt	$500,000	$520,000	4.0%
Peter Radovich	$550,000	$572,500	4.1%
Joanne Quan, M.D.(1)	$500,000	$520,000	4.0%
Base salary of the named executives increased in line with market-based changes in order to position the cash compensation more competitively within the peer range.
Bonus Compensation
In addition to base salaries, our named executive officers are eligible to receive annual performance-based bonuses, which are designed to provide appropriate incentives to our executive officers to achieve pre-established annual corporate goals and to reward them for individual achievement towards these goals. The annual performance-based bonus that each named executive officer is eligible to receive is based on the extent to which we achieve the corporate goals that the Board establishes each year. At the end of the year, the Compensation Committee reviews our performance against each corporate goal and approves the extent to which we achieved each of our corporate goals. The Compensation Committee typically does not establish specific individual goals for our named executive officers but instead determines each named executive officer’s performance-based bonuses according to achievement of our annual corporate goals. There is no minimum bonus percentage or amount established for the named executive officers and, thus, the bonus amounts vary from year to year based on corporate performance, in each case, pursuant to the terms of the executive officer’s offer letter described below. In March 2025, the Compensation Committee established a maximum payout for non-equity incentive plan awards payable to our named executive officers for fiscal year 2025 equal to 200% of the target value.
In January 2026, the Compensation Committee assessed our overall 2025 performance against the achievement of the corporate goals to determine a total percentage of achievement. The Compensation Committee considered the following performance goals, as well as the relative weighting of these goals, in assessing overall performance for the year ended December 31, 2025:

Goal	Weighting	Achievement Against Goal	Weighted Achievement
Product revenue	50%	200%	100%
Pipeline execution and expansion	40%	200%	80%
Specified operations and human resources related goals	10%	200%	20%
The bonus targets were set in a manner intended to be challenging. No specific individual goals were established for any of our named executive officers for 2025. In January 2026, the Compensation Committee determined that the 2025 corporate goals had been achieved at an aggregate level of 200%. The main drivers of the achievement were total net product revenues for the year ended December 31, 2025 significantly exceeding initial targets set and the acquisition of brelovitug, which represents a substantial expansion of the pipeline.
For 2025, Mr. Peetz’s, Mr. Bjerkholt’s, Mr. Radovich’s and Dr. Quan’s target performance bonuses were 70%, 45%, 50% and 45%, respectively, of their respective base salaries, consistent with the target bonus percentages in 2024. As a result,

34	Mirum Pharmaceuticals 2026 Proxy Statement

Executive Compensation
in January 2026, the Compensation Committee awarded the following bonuses to our named executive officers for performance in 2025:

Name	2025 Base Salary	Target Bonus Performance	Target Performance Bonus	Corporate Goal Achievement	2025 Performance Bonus
Christopher Peetz	$755,000	70%	$528,500	200%	$1,057,000
Eric Bjerkholt	$520,000	45%	$234,000	200%	$468,000
Peter Radovich	$572,500	50%	$286,250	200%	$572,500
Joanne Quan, M.D.	$520,000	45%	$234,000	200%	$468,000
Equity-Based Incentive Awards
We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant equity-based incentive awards helps us to attract, retain and motivate employees, consultants and directors, and encourages them to devote their best efforts to our business and financial success. Our Board and our Compensation Committee are responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.
We initially granted all equity awards pursuant to the 2018 Equity Incentive Plan (the “2018 Plan”). Following adoption of the 2019 Plan, we have granted all equity awards pursuant to the 2019 Plan and the 2020 Inducement Plan (as amended, the “2020 Inducement Plan”). We have historically granted options to purchase our common stock (“stock options”), performance-vesting restricted stock unit (“PSU”) and time-based restricted stock unit (“RSU ”) awards to our named executive officers. We believe time-based stock options are inherently performance-based, long-term incentive vehicles that naturally incentivize our executives to create stockholder value and make decisions focused on the long-term success of our company, while RSUs strengthen the retention of the executive team. Our PSU awards promote achievement of long-term strategic goals that underlie those awards as performance metrics.
In January 2025, our Compensation Committee granted the following awards, as set forth in more detail in the chart below:
•stock options, which vest 25% on the first anniversary of the date of grant, with the remainder vesting in 36 monthly installments thereafter, subject to continued service through each vesting date;
•RSU awards, one-third of which vest on each of the first three anniversaries of the date of grant, subject to continued service through each vesting date; and
•PSU awards, which vest as described below.
The PSU awards (the “2025 Executive PSUs”) are subject to a performance condition of achieving certain net product sales levels during the year ending December 31, 2026. If the performance condition is met, the first tranche of the award will vest on March 15, 2027 and the second tranche will vest on March 15, 2028, subject to continued service through each vesting date. The number of units to be vested in the first tranche of the PSU award is calculated by multiplying two-thirds of the shares subject to the PSU award by a percentage calculated based on attained net sales metrics, as certified by the Compensation Committee. The number of units to be vested in the second tranche of the PSU awards equals 50% of the units vested in the first tranche.

Name	Stock Options	RSUs	PSUs
Christopher Peetz	153,550	38,390	38,390
Eric Bjerkholt	40,000	10,000	10,000
Peter Radovich	50,000	12,500	12,500
Joanne Quan, M.D.	40,000	10,000	10,000

Mirum Pharmaceuticals 2026 Proxy Statement	35

Executive Compensation
The annual equity grants to our named executive officers are evaluated and approved by the Compensation Committee in the context of each named executive officer’s total compensation and take into account the market data provided by our compensation consultant in addition to the individual executive’s responsibilities and performance. The Compensation Committee also takes into account the recommendations of the Chief Executive Officer with respect to appropriate grants and any particular individual circumstances.
In 2026, 50% of PSU awards granted to our executives were subject to a two-year performance period, while the remaining 50% were subject to a three-year performance period. These awards will be described in more detail in next year’s annual proxy.
Also, in January 2024, the Compensation Committee granted PSU awards (the “2024 Executive PSUs”) with respect to 37,500, 17,250, 10,000, and 10,000 shares to Mr. Peetz, Mr. Radovich, Mr. Bjerkholt and Dr. Quan, respectively. The 2024 Executive PSUs were subject to a performance condition of achieving certain net product sales levels during the year ended December 31, 2025, with the percentage of achievement determined as follows: 50% if net product sales equaled $320 million, 100% if net product sales equaled $360 million, 200% if net product sales equaled or exceeded $400 million, a linearly adjusted percentage between 50% and 100% if net product sales were between $320 million and $360 million, and a linearly adjusted percentage between 100% and 200% if net product sales were between $360 million and $400 million in each case, with net product sales to be certified by the Compensation Committee. In January 2026, the Compensation Committee certified that net product sales equaled or exceeded $400 million for the year ended December 31, 2025 and assigned an achievement percentage of 200% to the 2024 Executive PSUs.
The first tranche of the shares underlying the 2024 Executive PSUs vested on March 15, 2026, and the second tranche will vest on March 15, 2027, subject to the applicable executive employee’s continuous service through the remaining vesting date. The number of shares that vested in the first tranche was 50,000 for Mr. Peetz, 23,000 for Mr. Radovich, and 13,334 for each of Mr. Bjerkholt and Dr. Quan, which were calculated by multiplying two-thirds of the 2024 Executive PSUs granted by 200%, the achievement percentage for the 2024 Executive PSUs. The number of shares to be vested in the second tranche of the 2024 Executive PSUs equals 50% of the shares vested in the first tranche, or 25,000 for Mr. Peetz, 11,500 for Mr. Radovich, and 6,666 for each of Mr. Bjerkholt and Dr. Quan, subject to continuous service through the remaining vesting date.
As described in our definitive proxy statement filed with the SEC on April 14, 2025, the second tranche of the PSU awards granted by the Compensation Committee to Mr. Peetz and Mr. Radovich in January 2023 (the “2023 Executive PSUs”) vested on March 15, 2026. For more information about the 2023 Executive PSUs, please refer to the section in that definitive proxy statement titled “Executive Compensation—Compensation Discussion and Analysis—2025 Executive Compensation Program—Equity Based Incentive Awards.”
For additional information, please see the section titled “—Outstanding Equity Awards at Fiscal Year-End”.
Employment Offer Letters
Below are descriptions of our offer letters with our named executive officers. Each of our named executive officers’ base salary, target performance bonus and equity-based incentive awards for 2025 are discussed in the sections titled “—Base Salary,” “—Bonus Compensation” and “—Equity-Based Incentive Awards.” For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see “Executive Compensation—Potential Payments Upon Termination or Change in Control”.
Mr. Peetz. We entered into an offer letter with Mr. Peetz in December 2018 and an amended and restated offer letter in May 2019, which govern the terms of his employment with us. Pursuant to the agreement, Mr. Peetz is entitled to an annual base salary, an annual target performance bonus based on the attainment of specified objectives as determined by us and equity-based incentive awards granted in the discretion of the Compensation Committee, each as may be adjusted by the Compensation Committee from time to time. Mr. Peetz’s employment is at will.
Mr. Bjerkholt. We entered into an offer letter with Mr. Bjerkholt in August 2023, which governs the terms of his employment with us. Pursuant to the agreement, Mr. Bjerkholt is entitled to an annual base salary, an annual target performance bonus based on the attainment of specified objectives as determined by us and equity-based incentive awards granted in the discretion of the Compensation Committee, each as may be adjusted by the Compensation Committee from time to time. Mr. Bjerkholt’s employment is at will.

36	Mirum Pharmaceuticals 2026 Proxy Statement

Executive Compensation
Mr. Radovich. We entered into an offer letter with Mr. Radovich in April 2020, which governs the terms of his employment with us. Pursuant to the agreement, Mr. Radovich is entitled to an annual base salary, an annual target performance bonus based on the attainment of specified objectives as determined by us and equity-based incentive awards granted in the discretion of the Compensation Committee, each as may be adjusted by the Compensation Committee from time to time. Mr. Radovich’s employment is at will.
Dr. Quan. We entered into an offer letter with Dr. Quan in January 2024, which governs the terms of her employment with us. Pursuant to the agreement, Dr. Quan is entitled to an annual base salary, an annual target performance bonus based on the attainment of specified objectives as determined by us and equity-based incentive awards granted in the discretion of the Compensation Committee, each as may be adjusted by the Compensation Committee from time to time. Dr. Quan’s employment is at will.
Severance and Change in Control Benefits
For a discussion of the severance and change in control-related payments and benefits due to our named executive officers under certain circumstances, please see the section titled “Executive Compensation—Potential Payments Upon Termination or Change in Control”.
Other Benefits
Employee Benefit Plans. Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees.
401(k) Plan. We provide a 401(k) plan to our employees, including our named executive officers. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $23,500 for calendar year 2025. Participants who are 50-59 years of age can also make “catch-up” contributions, which in calendar year 2025 may be up to an additional $7,500 above the statutory limit. Participants who are 60-63 years of age can make “super catch-up” contribution, which in calendar year 2025 may be up to an additional $11,250 above the statutory limit. We make matching contributions into the 401(k) plan on behalf of participants, matching 100% of participant contributions up to 4% of eligible compensation. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.
Pension Benefits; Nonqualified Deferred Compensation. During the fiscal year ended December 31, 2025, our named executive officers did not participate in, or otherwise receive any benefits under, any pension, retirement or non-qualified deferred compensation plan sponsored by us.
Perquisites and Personal Benefits. We do not generally provide perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance and disability insurance for all of our employees, including our named executive officers.
Tax and Accounting Implications
Under Financial Accounting Standard Board (“FASB”) ASC Topic 718 (“ASC 718”), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.
Under Section 162(m) of the Code, compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our executive officers, including our named executive officers, in a manner consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by us.

Mirum Pharmaceuticals 2026 Proxy Statement	37

Executive Compensation
Equity-Related Policies
Clawback Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes Oxley Act of 2002, as amended. Additionally, we have implemented a Dodd-Frank Act-compliant clawback policy, as required by SEC rules.
Equity Grant Policies
Stock options are currently granted to our named executive officers under our 2019 Plan. Executives’ stock options are granted with an exercise price based on the fair market value, which is established by the 2019 Plan and generally is the closing price of our common stock on the date of grant or, if there is no such closing price, the closing price on the last preceding date for which there is a closing price. For a further discussion, please see the section titled “Executive Compensation—Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information.”
Hedging and Pledging Policy
Our named executive officers are prohibited from engaging in speculative transactions with respect to our capital stock, and they are also prohibited from pledging any of our capital stock as security. For a further discussion, please see the section titled “Information Regarding the Board of Directors and Corporate Governance— Prohibition on Speculative Trading”.
Stock Ownership Guidelines
Our Compensation Committee established stock ownership guidelines in September 2024. Executive officers’ stock ownership guidelines are based on the value of common stock owned as a multiple of base salary. The guidelines are reviewed annually and revised upward as appropriate to keep pace with competitive and good governance practices. The multiples are set based upon each executive’s position, as set forth below:

Position	Stock Ownership Multiple of Base Salary
Chief Executive Officer	3x
All other Executive Officers	1x
Ownership levels are expected to be achieved within five years of the guideline being applicable. As of December 31, 2025, all named executive officers were either in compliance with the guidelines or had additional time to achieve them.
Compensation Risk Assessment
Our Compensation Committee reviews the risks arising from our compensation policies and practices applicable to our executive officers and employees and evaluates the policies and practices that could mitigate any such risk. Based on this review, the Compensation Committee does not believe that our compensation policies and practices for our employees create risks that are reasonably likely to have a material adverse effect on our company.
Compensation Committee Report
Our Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis. Based on that review and discussion, we recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into Mirum Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
The Compensation Committee
Laurent Fischer, M.D., Chair
William C. Fairey
Patrick Heron
Saira Ramasastry MS, MPhil

38	Mirum Pharmaceuticals 2026 Proxy Statement

Executive Compensation
Fiscal Year 2025 Summary Compensation Table
The following table presents all of the compensation awarded to or earned by or paid to our named executive officers during the fiscal years indicated below.

Name and Principal Position(s)	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Christopher Peetz Chief Executive Officer	2025	755,000	3,683,904	4,931,320	1,057,000	14,000	10,441,224
	2024	730,000	2,218,206	2,844,495	792,050	13,800	6,598,551
	2023	660,000	1,761,000	3,383,920	633,600	13,200	6,451,720
Eric Bjerkholt Chief Financial Officer	2025	520,000	959,600	1,284,616	468,000	14,000	3,246,216
	2024	500,000	538,542	606,826	348,750	12,137	2,006,255
	2023	151,562	1,673,650	2,417,470	95,246	—	4,337,928
Peter Radovich President and Chief Operating Officer	2025	572,500	1,199,500	1,605,770	572,500	14,000	3,964,270
	2024	550,000	1,020,375	1,327,431	426,250	13,800	3,337,856
	2023	505,000	508,577	977,107	363,600	13,200	2,367,484
Joanne Quan, M.D. Chief Medical Officer(5)	2025	520,000	959,600	1,284,616	468,000	14,000	3,246,216
	2024	479,167	1,328,622	1,433,288	334,457	13,800	3,589,334
	2023	—	—	—	—	—	—
(1)The amounts reported in this column do not reflect the actual economic value realized by our named executive officers. In accordance with SEC rules, this column represents the grant date fair value of shares underlying restricted stock unit awards, including the 2025 Executive PSUs, calculated in accordance with FASB ASC 718. Assumptions used in the calculation of the grant date fair value of the restricted stock units are set forth in Note 12, Stock-Based Compensation, to our audited consolidated financial statements included in the Annual Report. The grant date fair value of the 2025 Executive PSUs assumes the probable outcome of the performance conditions. The value of the 2025 Executive PSUs, assuming achievement of the maximum performance level of 200%, would be: Mr. Peetz – $3,683,904; Mr. Bjerkholt – $959,600; Mr. Radovich – $1,199,500; and Dr. Quan – $959,600. As vesting is based on performance and each recipient’s continued service through applicable vesting dates, it is uncertain whether our named executive officers will realize any value from the 2025 Executive PSUs.
(2)Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12, Stock-Based Compensation, to our consolidated financial statements included in the Annual Report. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.
(3)Amounts for 2025 represent performance-based incentive compensation awarded in January 2026 in recognition of 2025 performance, as more fully described in the section titled “Compensation Discussion and Analysis—2025 Executive Compensation Program—Bonus Compensation”.
(4)Amounts shown in this column represent matching payments under our 401(k) Plan, a qualified deferred compensation plan under Section 401(k) of the Code.
(5)Dr. Quan joined Mirum in January 2024.

Mirum Pharmaceuticals 2026 Proxy Statement	39

Executive Compensation
Grants of Plan-Based Awards in Fiscal Year 2025
The following table shows certain information regarding grants of plan-based awards to the named executive officers for the fiscal year ended December 31, 2025:

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name		Target ($)	Maximum ($)	Target (#)	Maximum (#)
Christopher Peetz
Stock Options	1/21/2025	—	—	—	—	—	153,550	47.98	32.12
RSUs	1/21/2025	—	—	—	—	38,390	—	—	47.98
2025 Executive PSU	1/21/2025	—	—	38,390	76,780	—	—	—	47.98
Performance Bonus	1/21/2025	528,500	1,057,000	—	—	—	—	—	—
Eric Bjerkholt
Stock Options	1/21/2025	—	—	—	—	—	40,000	47.98	32.12
RSUs	1/21/2025	—	—	—	—	10,000	—	—	47.98
2025 Executive PSU	1/21/2025	—	—	10,000	20,000	—	—	—	47.98
Performance Bonus	1/21/2025	234,000	468,000	—	—	—	—	—	—
Peter Radovich
Stock Options	1/21/2025	—	—	—	—	—	50,000	47.98	32.12
RSUs	1/21/2025	—	—	—	—	12,500	—	—	47.98
2025 Executive PSU	1/21/2025	—	—	12,500	25,000	—	—	—	47.98
Performance Bonus	1/21/2025	286,250	572,500	—	—	—	—	—	—
Joanne Quan, M.D.
Stock Options	1/21/2025	—	—	—	—	—	40,000	47.98	32.12
RSUs	1/21/2025	—	—	—	—	10,000	—	—	47.98
2025 Executive PSU	1/21/2025	—	—	10,000	20,000	—	—	—	47.98
Performance Bonus	1/21/2025	234,000	468,000	—	—	—	—	—	—
(1)This information relates to annual cash incentive award opportunities with respect to fiscal 2025 performance. Amounts actually earned under the annual cash incentive awards are reported in the “Fiscal Year 2025 Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. “Non-Equity Incentive Plan Awards” in 2025 did not have a threshold value.
(2)“Equity Incentive Plan Awards” in 2025 did not have a threshold value.
(3)Amounts represent the aggregate expense recognized for financial statement reporting purposes in accordance with FASB ASC 718 for RSU, PSU and stock option awards granted to our named executive officers. Assumptions used in the calculation of the grant date fair value of the restricted stock units are set forth in Note 12, Stock-Based Compensation, to our audited consolidated financial statements included in our Annual Report. Each RSU, PSU and stock option award was granted under the 2019 Plan.
For a discussion of the equity incentive plan awards and non-equity incentive plan awards discussed in the Summary Compensation Table and Grants of Plan-Based Awards table above, please refer to the discussion under “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Program—Bonus Compensation,” “—Equity-Based Incentive Awards” and “—Employment Offer Letters.”

40	Mirum Pharmaceuticals 2026 Proxy Statement

Executive Compensation
Outstanding Equity Awards at 2025 Fiscal Year-End
The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2025.

			Option Awards(1)				Stock Awards(2)
Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(3)
Christopher Peetz, Chief Executive Officer	3/12/2019	(4)	158,487	—	2.94	3/11/2029
	5/14/2019	(4)	343,750	—	6.27	5/13/2029
	1/10/2020	(4)	150,867	—	19.24	1/9/2030
	1/7/2021	(5)	175,000	—	19.19	1/6/2031
	1/6/2022	(5)	235,000	5,000	15.87	1/5/2032
	1/31/2023	(5)	145,833	54,167	23.48	1/30/2033
	1/31/2023	(6)					16,667	1,316,526	—	—
	1/31/2023	(7)					25,000	1,974,750	—	—
	1/23/2024	(5)	71,875	78,125	26.49	1/22/2034
	1/23/2024	(6)					25,000	1,974,750	—	—
	1/23/2024	(8)					75,000	5,924,250	—	—
	1/21/2025	(5)	—	153,550	47.98	1/20/2035
	1/21/2025	(6)					38,390	3,032,426	—	—
	1/21/2025	(9)					—	—	76,780	6,064,852
Eric Bjerkholt, Chief Financial Officer	9/11/2023	(5)	61,875	48,125	30.43	9/10/2033
	9/11/2023	(6)					18,333	1,448,124	—	—
	1/23/2024	(5)	12,379	16,667	26.49	1/22/2034
	1/23/2024	(6)					5,333	421,254	—	—
	1/23/2024	(8)					20,000	1,579,800	—	—
	1/21/2025	(5)	—	40,000	47.98	1/20/2035
	1/21/2025	(6)					10,000	789,900	—	—
	1/21/2025	(9)					—	—	20,000	1,579,800
Peter Radovich, President & Chief Operating Officer	4/28/2020	(4)	185,000	—	16.26	4/27/2030
	1/7/2021	(5)	65,000	—	19.19	1/6/2031
	1/6/2022	(5)	58,750	1,250	15.87	1/5/2032
	1/31/2023	(5)	42,109	15,641	23.48	1/30/2033
	1/31/2023	(6)					4,813	380,179	—	—
	1/31/2023	(7)					7,220	570,308	—	—
	1/23/2024	(5)	33,541	36,459	26.49	1/22/2034
	1/23/2024	(6)					11,500	908,385	—	—
	1/23/2024	(8)					34,500	2,725,155	—	—
	1/21/2025	(5)	—	50,000	47.98	1/20/2035
	1/21/2025	(6)					12,500	987,375	—	—
	1/21/2025	(9)					—	—	25,000	1,974,750
Joanne Quan, M.D., Chief Medical Officer	1/16/2024	(5)	35,937	39,063	26.72	1/15/2034
	1/16/2024	(6)					25,000	1,974,750	—	—
	1/23/2024	(8)					20,000	1,579,800	—	—
	1/21/2025	(5)	—	40,000	47.98	1/20/2035
	1/21/2025	(6)					10,000	789,900	—	—
	1/21/2025	(9)					—	—	20,000	1,579,800

Mirum Pharmaceuticals 2026 Proxy Statement	41

Executive Compensation
(1)All of the option awards were granted under the 2018 Plan, the 2019 Plan or the 2020 Inducement Plan. All of the option awards were granted with a per share exercise price equal to the fair value of one share of our common stock on the date of grant, as determined in good faith by the Board or Compensation Committee, as applicable.
(2)All of the stock awards were granted under the 2019 Plan or the 2020 Inducement Plan.
(3)The market value of awards in this column is calculated by multiplying the number of shares underlying the award shown in the table by $78.99, the closing price of our common stock on December 31, 2025.
(4)Fully vested.
(5)1/4th of the shares subject to this option award vest one year after the Grant Date. Thereafter, the shares vest in a series of 36 successive equal monthly installments at the end of each month, provided that the award recipient continues to provide services to us through each such date.
(6)Represents an RSU award that vests in three equal annual installments on the anniversary of the Grant Date, provided, in each case, that the holder is then providing services to us in accordance with the terms of the 2019 Plan or the 2020 Inducement Plan, as applicable.
(7)Represents the 2023 Executive PSUs, the first tranche of which vested March 15, 2025. In January 2025, the Compensation Committee certified the achievement of the performance condition for the 2023 Executive PSUs at the maximum performance level. Accordingly, the 2023 Executive PSUs that remain outstanding as of December 31, 2025 are reported at the maximum performance level.
(8)Represents the 2024 Executive PSUs, the first tranche of which vested March 15, 2026. As of December 31, 2025, the performance condition of the 2024 Executive PSUs had exceeded the target performance levels, notwithstanding the fact that the Compensation Committee had not yet certified the achievement of the performance condition. Accordingly, the 2024 Executive PSUs that remain outstanding are reported at the maximum performance level.
(9)Represents the 2025 Executive PSUs, which are reported at the maximum performance level.
Option Exercises and Stock Vested in Fiscal Year 2025
The following table shows for the fiscal year ended December 31, 2025, certain information regarding stock vested and stock options exercised during the last fiscal year with respect to the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Christopher Peetz	139,133	7,527,492	92,499	4,211,278
Eric Bjerkholt	2,954	112,931	21,000	1,522,874
Peter Radovich	—	—	28,336	1,298,019
Joanne Quan, M.D.	—	—	12,500	572,875
(1)The value realized on exercise is calculated as the difference between the closing price of our common stock on the date of exercise and the applicable exercise price of such options, multiplied by the number of shares underlying the options that were exercised.
(2)The value realized on vesting is based on the number of shares of our common stock underlying the RSU awards that vested, multiplied by the closing market price of our common stock on the vesting date.

42	Mirum Pharmaceuticals 2026 Proxy Statement

Executive Compensation
Potential Payments Upon Termination or Change in Control
The following is a discussion of the severance and change in control-related payments and benefits due to our named executive officers under certain circumstances. Our Board may approve revisions, amendments or additions to these benefits from time to time.
Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including salary and unused vacation pay.
We maintain a severance benefit plan and have entered into a severance benefit plan participation agreement with each of our named executive officers. Pursuant to these agreements, upon a termination without “cause” or resignation for “good reason” (each as defined below) and the execution of a release of claims, each of our named executive officers will be entitled to continued payment of base salary (12 months for Mr. Peetz and nine months for Messrs. Bjerkholt and Radovich, and Dr. Quan), 12 months of accelerated vesting of all outstanding equity awards that are subject to time-based vesting, measured from the date of termination, and payment of continued group health benefits (12 months for Mr. Peetz and nine months for Messrs. Bjerkholt and Radovich, and Dr. Quan). In addition, upon a termination without cause or resignation for good reason during the period commencing three months prior to a “Change in Control” (as defined below) and ending 12 months following a change in control, subject to the execution of a release of claims, each of our named executive officers will be entitled to extended payment of base salary (24 months for Mr. Peetz and 18 months for Messrs. Bjerkholt and Radovich, and Dr. Quan), accelerated vesting in full of all outstanding equity awards upon the earlier of the Change in Control or the effective date of the release (with any award subject to performance-based vesting that has multiple performance-based vesting levels being deemed to have attained the 100% level), payment of continued group health benefits (24 months for Mr. Peetz and 18 months for Messrs. Bjerkholt and Radovich, and Dr. Quan) and payment of a certain percentage of any annual performance bonus (200% for Mr. Peetz and 150% for Messrs. Bjerkholt and Radovich, and Dr. Quan).
For purposes of the severance benefit plan, the following definitions apply:
•“cause” generally means the occurrence of any of the following events, conditions or actions with respect to the executive: (i) commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) attempted commission of, or participation in, a fraud or act of dishonesty against us; (iii) intentional, material violation of any contract or agreement between the executive and us or of any statutory duty owed to us; (iv) unauthorized use or disclosure of our confidential information or trade secrets; or (v) gross misconduct;
•“good reason” generally means the following events, conditions or actions taken by us with respect to the executive without cause and without the executive’s express written consent: (i) a material reduction of the executive’s annual base salary, which is a reduction of at least 10% of such executive’s base salary (unless pursuant to a salary reduction program applicable generally to our similarly situated employees); (ii) a material reduction in the executive’s authority, duties or responsibilities; (iii) a material reduction in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report; (iv) a relocation of the executive’s principal place of employment to a place that increases such executive’s one-way commute by more than 50 miles as compared to such executive’s then-current principal place of employment immediately prior to such relocation; and
•“change in control” generally means the following events: (i) a change in ownership of representing more than 50% of the combined voting power of our outstanding securities, other than by virtue of a merger, consolidation or similar transaction; (ii) a merger, consolidation or similar transaction in which our stockholders do not own more than 50% of the combined voting power of the surviving entity or its parent; (iii) a dissolution or liquidation, except for a liquidation into a parent corporation; and (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets.

Mirum Pharmaceuticals 2026 Proxy Statement	43

Executive Compensation
The table below sets forth the amount of compensation payable to each named executive officer upon (i) the named executive officer’s termination of employment without cause or resignation for good reason and (ii) the named executive officer’s termination of employment without cause or resignation for good reason in connection with or following a change in control of the Company. The amounts shown in the table below assume that such termination of employment and/or change in control was effective as of December 31, 2025, and thus are estimates of the amounts that would be paid out to our named executive officers in such circumstances.

Name	Type of Termination	Base Salary ($)(1)	Bonus ($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Total ($)
Christopher Peetz	Termination without cause or with good reason	755,000	—	12,630,928	13,385,928
	Termination without cause or with good reason in connection with a change in control	1,510,000	1,057,000	26,478,562	29,045,562
Eric Bjerkholt	Termination without cause or with good reason	390,000	—	4,271,880	4,661,880
	Termination without cause or with good reason in connection with a change in control	780,000	351,000	8,691,445	9,822,445
Peter Radovich	Termination without cause or with good reason	429,375	—	4,275,816	4,705,191
	Termination without cause or with good reason in connection with a change in control	858,750	429,375	9,607,929	10,896,054
Joanne Quan, M.D.	Termination without cause or with good reason	390,000	—	2,825,128	3,215,128
	Termination without cause or with good reason in connection with a change in control	780,000	351,000	7,626,673	8,757,673
(1)In the event of termination without cause or with good reason, represents continued payment of base salary in accordance with our current payroll practices for 12 months for Mr. Peetz and nine months for the other named executive officers. In the event of termination without cause or with good reason in connection with a change in control, represents continued payment of base salary in accordance with our current payroll practices for 24 months for Mr. Peetz and 18 months for the other named executive officers.
(2)In the event of termination without cause or with good reason in connection with a change in control, represents a lump sum cash payment equal to the named executive officer’s target bonus for the applicable fiscal year, pro-rated based on the date of termination.
(3)The value of restricted stock unit award vesting acceleration is based on the closing price of $78.99 per share of our common stock as of December 31, 2025.
Pay Ratio Disclosure
Pursuant to Item 402(u) of Regulation S-K, presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (except our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u). The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
For fiscal year 2025,
•the median of the annual total compensation of all employees of the Company (other than the CEO) was $434,769; and
•the annual total compensation of the CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $10,441,224.

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Executive Compensation
Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 24 to 1.
We identified our median compensated employee from all full-time and part-time employees who were included as employees on our payroll records as of a determination date of December 31, 2025. We did not include any contractors or other non-employee workers in our employee population. We used a consistently applied compensation measure consisting of annual base salary, annual bonus or commission targets, and the grant date value of equity awards granted during fiscal year 2025. We annualized base salary, target annual bonus and commission for any full-time and part-time employees who commenced work during fiscal year 2025 to reflect a full year, and non-United States employees’ pay was converted to U.S. dollar equivalents using applicable exchange rates as of the determination date.
Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer pay. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”
Required Tabular Disclosure of Pay Versus Performance for Fiscal Year 2025
The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (or “CAP ”) is required by the SEC’s rules and, as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation described in the section titled “Executive Compensation”.

	Summary Compensation Table Total for our Principal Executive Officer (“PEO”) (1)(2)	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)(3)	Value of Initial Fixed $100 Investment Based On:		Net Loss (in thousands)(5)	Net Product Sales (in thousands)(6)
					Total Stockholder Return (“TSR”)(4)	Peer Group Total Shareholder Return(4)
Year	($)	($)	($)	($)	($)	($)	($)	($)
2025	10,441,224	29,652,128	3,485,567	9,609,110	495.24	124.72	(23,363)	521,312
2024	6,598,551	13,020,920	2,977,815	4,718,862	259.25	93.47	(87,942)	336,409
2023	6,451,720	9,428,246	3,352,706	3,788,453	185.08	94.01	(163,415)	178,874
2022	4,402,664	6,502,088	1,525,479	2,126,933	122.26	89.88	(135,665)	75,062
(1)The following individuals are our PEO and other non-PEO NEOs for each fiscal year:

Year	PEO	Non-PEO NEOs
2025	Christopher Peetz	Eric Bjerkholt Peter Radovich Joanne Quan, M.D.
2024	Christopher Peetz	Eric Bjerkholt Peter Radovich Joanne Quan, M.D.
2023	Christopher Peetz	Eric Bjerkholt Peter Radovich
2022	Christopher Peetz	Lara Longpre Peter Radovich Pamela Vig, Ph.D.

Mirum Pharmaceuticals 2026 Proxy Statement	45

Executive Compensation
(2)Represents the amount of total compensation reported for Christopher Peetz (our Chief Executive Officer) and the average total compensation for our non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”
(3)Represents the amount of CAP to Christopher Peetz and the average amount of CAP to our Non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the reported total compensation for the last fiscal year to determine the CAP (the adjustments for prior years are disclosed in our definitive proxy statements for our 2024 and 2025 annual meetings of stockholders):

Year	NEOs	Summary Compensation Table Total Compensation	Deduct: Grant Date Fair Value of the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY*	Add: Fair Value at Applicable FY End of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End*	Add: Change in Fair Value from the end of the Prior FY to the end of the Applicable FY of Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End*	Add: Change in Fair Value from the end of the Prior FY to the Vesting Date of Awards Granted during Prior FY that Vested During Applicable FY*	CAP
		($)	($)	($)	($)	($)	($)^
2025	PEO	10,441,224	(8,615,224)	15,523,868	9,750,330	2,551,930	29,652,128
	Average non-PEO NEOs	3,485,567	(2,431,234)	4,380,822	3,429,488	744,467	9,609,110
*    The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
^    Amount of equity award adjustments may differ from amount reported in the table above due to rounding.
(4)For the relevant fiscal year, represents the cumulative TSR of our common stock and the NASDAQ Biotechnology Index at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2021.
(5)The dollar amounts reported represent the amount of Net Loss reflected in the Company’s audited financial statements for the applicable year.
(6)As required by Item 402(v) of Regulation S-K, we have determined that net product sales is the Company-Selected Measure, the calculation of which is described in our Annual Report. Net product sales may not have been the most important financial performance measure for years prior to 2022 and we may determine a different financial performance measure to be the most important financial performance measure in future years.
Required Tabular Disclosure of Most Important Financial Performance Measures
The most important financial performance measures used by the company to link compensation actually paid to the company’s NEOs for the most recently completed fiscal year to the company’s performance are set forth below. For further information regarding these performance metrics and their function in our executive compensation program, please see the section titled “Compensation Discussion and Analysis.”
•Net product sales
•Product candidate development
•Non-GAAP operating income

46	Mirum Pharmaceuticals 2026 Proxy Statement

Executive Compensation
Required Disclosure of the Relationship Between CAP and Financial Performance Measures
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the graph below under the heading “—Cumulative TSR of the Company and Cumulative TSR of the Peer Group” further illustrates the relationship between Company total shareholder return and that of the NASDAQ Biotechnology Index. As noted above, CAP for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not reflect the amount of compensation earned by or actually paid to our NEOs during the applicable years.
CAP and Net Loss
The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s Net Loss over the four years presented in the table, on the other.
CAP VS. NET LOSS

Compensation Actually Paid (PEO)	Avg. Compensation Actually Paid (Non-PEO NEOs)	Net Loss

Mirum Pharmaceuticals 2026 Proxy Statement	47

Executive Compensation
CAP and Cumulative TSR
The chart below shows the relationship between the CAP to our PEO and the average CAP to our non-PEO NEOs, on the one hand, to the Company’s cumulative TSR over the four years presented in the table, on the other.
CAP VS. CUMULATIVE TSR

Compensation Actually Paid (PEO)	Avg. Compensation Actually Paid (Non-PEO NEOs)	Cumulative TSR (based on $100 investment on December 31, 2021)
Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The chart below shows the relationship between the Company’s four-year cumulative TSR to the four-year cumulative TSR of the companies in the Nasdaq Biotechnology Index.
CUMULATIVE TSR OF COMPANY VS. PEER GROUP

Cumulative TSR (based on $100 investment on December 31, 2021)	NASDAQ Biotechnology Index TSR (based on $100 investment on December 31, 2021)

48	Mirum Pharmaceuticals 2026 Proxy Statement

Executive Compensation
CAP and Net Product Sales
The chart below shows the relationship between the CAP to our PEO and the average CAP to our non-PEO NEOs, on the one hand, to the Company’s net product sales over the four years presented in the table, on the other.
CAP VS. NET PRODUCT SALES

Compensation Actually Paid (PEO)	Avg. Compensation Actually Paid (Non-PEO NEOs)	Net Product Sales
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, the Company grants stock options to its employees, including the named executive officers. Historically, the Company has granted new-hire option awards on or soon after a new hire’s employment start date and annual refresh employee option grants in the first quarter of each fiscal year, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in such quarter. The Company’s typical practice is to grant annual employee stock options on the day in which the options are approved. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the Board and at the time of each annual meeting of our stockholders, respectively, pursuant to our Non-Employee Director Compensation Policy, as amended, as further described under the section titled “Non-Employee Director Compensation”. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features.
The Compensation Committee considers whether there is any material nonpublic information (“MNPI ”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Compensation Committee generally does not take MNPI into account when determining the timing of awards and it does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

Mirum Pharmaceuticals 2026 Proxy Statement	49

Non-Employee Director Compensation in Fiscal Year 2025

We have reimbursed, and will continue to reimburse, all of our directors for their travel, lodging and other reasonable expenses incurred in attending meetings of the Board and committees of the Board. The following table sets forth information concerning the compensation paid to our directors during 2025, other than Mr. Peetz, our Chief Executive Officer. Mr. Peetz does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Peetz.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Laura Brege	90,625	174,988	174,855	440,468
Lon Cardon, Ph.D., FMedSci	55,000	174,988	174,855	404,843
William C. Fairey	71,875	174,988	174,855	421,718
Laurent Fischer, M.D.	80,000	174,988	174,855	429,843
Michael Grey	110,000	174,988	174,855	459,843
Patrick Heron	60,000	174,988	174,855	409,843
Saira Ramasastry, M.S., M.Phil.	71,875	174,988	174,855	421,718
Timothy Walbert	65,000	174,988	174,855	414,843
(1)The amounts reported here do not reflect the actual economic value realized by our directors. In accordance with SEC rules, this column represents the grant date fair value of shares underlying restricted stock units, calculated in accordance with FASB ASC 718. As of December 31, 2025, Mses. Brege and Ramasastry, Messrs. Fairey, Heron and Walbert, and Dr. Cardon each held restricted stock units representing 3,977 shares of our common stock. Dr. Fischer and Mr. Grey each held restricted stock units representing 9,680 shares of our common stock, which included 5,703 restricted stock units each, that such non-employee directors timely elected to defer settlement of.
(2)Amounts shown in this column do not reflect dollar amounts actually received by non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12, Stock-Based Compensation, to our consolidated financial statements included in the Annual Report. Our non-employee directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. As of December 31, 2025, Ms. Brege held options to purchase 80,214 shares of our common stock; Dr. Cardon held options to purchase 56,130 shares of our common stock; Mr. Fairey held options to purchase 78,797 shares of our common stock; Dr. Fischer held options to purchase 126,797 shares of our common stock; Mr. Grey held options to purchase 626,723 shares of our common stock; Mr. Heron held options to purchase 83,047 shares of our common stock; Ms. Ramasastry held options to purchase 42,047 shares of our common stock, and Mr. Walbert held options to purchase 50,464 shares of our common stock.
Our Board maintains a non-employee director compensation policy that is applicable to all of our non-employee directors. The compensation policy was amended in April 2020, April 2022, April 2024 and April 2025, each following a review of the program. As in effect for the first quarter of 2025, our compensation policy provides that each of our non-employee directors would receive the following compensation for service on the Board:
•an annual cash retainer of $50,000, with an additional cash retainer of $10,000 to the lead independent director, if any;
•an additional annual cash retainer of $10,000, $10,000 and $5,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;
•an additional annual cash retainer of $60,000, $20,000, $20,000 and $10,000 for service as Chair of the Board, Audit Committee, Compensation Committee and the Nominating Committee, respectively;
•an initial equity grant consisting of a nonstatutory stock option (an “Initial Director Option Grant ”) and an RSU award (an “Initial Director RSU Grant ” and together with the Initial Director Option Grant, the “Initial Director Grant ”) upon initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter), with an aggregate grant date fair value of the Initial Director Grant equal to $450,000, with 50% of such dollar value awarded as an Initial Director Option Grant (as determined using the Black-Scholes calculation

50	Mirum Pharmaceuticals 2026 Proxy Statement

Non-Employee Director Compensation in Fiscal Year 2025
methodology, rounded down to the nearest whole share) and 50% as an Initial Director RSU Grant (valued using the closing sales price per share of our common stock as of the date of grant for each RSU, rounded down to the nearest whole share); and
•an annual equity grant consisting of a nonstatutory stock option (an “Annual Director Option Grant ”) and an RSU award (an “Annual Director RSU Grant ” and together with the Annual Director Option Grant, the “Annual Director Grant ”) on the date of each of our annual stockholder meetings with an aggregate grant date fair value of the Annual Director Grant equal to $300,000, with 50% of such dollar value awarded as an Annual Director Option Grant (as determined using the Black-Scholes calculation methodology, rounded down to the nearest whole share) and 50% as an Annual Director RSU Grant (valued using the closing sales price per share of our common stock as of the date of grant for each RSU, rounded down to the nearest whole share).
Each of the option grants described above were granted under our 2019 Plan. Each share subject to an Initial Director Grant will vest and become exercisable in three equal annual installments over the three-year period following the date of grant, subject to the director’s continuous service as of each such date, and will vest in full upon a change of control. Each Annual Director Grant will vest and become exercisable on the earlier of the first anniversary of the date of grant or the next annual stockholder meeting, subject to the director’s continuous service as of such date, and will vest in full upon a change of control. The term of each option will be ten years, subject to earlier termination as provided in the 2019 Plan.
The Company also has a deferral program for Initial Director RSU Grants and Annual Director RSU Grants to non-employee directors. Such deferral program allows non-employee directors to defer receipt of shares that may vest under future Initial Director RSU Grants and Annual Director RSU Grants until the earlier to occur of (a) 60 days following separation from service or (b) immediately prior to a change in control.
In April 2025, our Board, upon the recommendation of the Compensation Committee, adopted a revised non-employee director compensation policy effective as of April 2, 2025 (the “April 2025 Non-Employee Director Compensation Policy ”), which applied for the second quarter of 2025 onwards. The April 2025 Non-Employee Director Compensation Policy made no changes to the non-employee director compensation in effect prior to such revised policy, except:
•the additional annual cash retainer for services as a member of the Audit Committee increased from $10,000 to $12,500;
•the additional annual cash retainer for services as Chair of the Audit Committee increased from $20,000 to $25,000;
•the aggregate grant date fair value of an Initial Director Grant increased from $450,000 to $550,000; and
•the aggregate grant date fair value of an Annual Director Grant increased from $300,000 to $350,000.
Stock Ownership Guidelines - Non-Employee Directors
Our Compensation Committee established stock ownership guidelines in September 2024. Non-employee directors’ stock ownership guidelines are based on the value of common stock owned as a multiple of the annual Board retainer in effect at the times described in the policy, excluding additional retainers for service on Board committees or for service as chairperson or lead independent director, as applicable. If a non-employee director does not receive any cash compensation from the Company (or waives such cash compensation), such director’s ownership guidelines shall be based on the value of common stock owned as a multiple of the annual Board retainer paid to other non-employee directors as of the applicable date. The guidelines are reviewed annually and revised upward as appropriate to keep pace with competitive and good governance practices. The multiple applies to each non-employee director as set forth below:

Position	Stock Ownership Multiple of Board Retainer
Directors	3x
Ownership levels are expected to be achieved within five years of the guideline being applicable. As of December 31, 2025, all non-employee directors were either in compliance with the guidelines or had additional time to achieve them.

Mirum Pharmaceuticals 2026 Proxy Statement	51

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of February 17, 2026 (the “Measurement Date”) by:
(i)each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
(ii)each of our directors, including the nominees named herein;
(iii)each of our named executive officers; and
(iv)all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the stockholders named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. This table is based upon information supplied by officers and directors and Schedules 13D and 13G filed with the SEC.
Applicable percentage ownership is based on 60,341,617 shares of our common stock outstanding as of the Measurement Date, adjusted as required by rules promulgated by the SEC.
Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Mirum Pharmaceuticals, Inc., 989 East Hillsdale Boulevard, Suite 300, Foster City, California 94404.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Holders:
Janus Henderson Group plc(1)	6,065,308	10.05%
Frazier Life Sciences IX, L.P.(2)	3,566,912	5.91%
BlackRock, Inc.(3)	3,368,157	5.58%
Named Executive Officers and Directors:
Eric Bjerkholt(4)	160,162	*
Laura Brege(5)	89,649	*
Lon Cardon, Ph.D., FMedSci(6)	55,565	*
William Fairey(7)	75,029	*
Laurent Fischer, M.D.(8)	127,279	*
Michael Grey(9)	900,615	1.48%
Patrick Heron(10)	4,108,404	6.80%
Christopher Peetz(11)	1,817,230	2.94%
Peter Radovich(12)	473,821	*
Saira Ramasastry, M.S., M.Phil.(13)	35,779	*
Joanne Quan, M.D.(14)	95,838	*
Timothy Walbert(15)	49,899	*
All executive officers and directors as a group (12 persons)(16)	11,643,032	8.32%
*    Represents beneficial ownership of less than 1%.

52	Mirum Pharmaceuticals 2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
(1)This information is based on a Schedule 13G/A filed with the SEC on February 17, 2026 by Janus Henderson Group plc (“Janus”). According to the Schedule 13G/A, as of December 31, 2025, Janus has shared power to vote or direct the vote of 6,065,308 shares of common stock and shared power to dispose or direct the disposition of 6,065,308 shares of common stock. The Schedule 13G provides information only as of December 31, 2025 and, consequently, the beneficial ownership of the above-mentioned entity may have changed between December 31, 2025 and the Measurement Date. The address for Janus is 201 Bishopsgate, EC2M 3AE, United Kingdom.
(2)Consists of 3,566,912 shares of common stock held directly by Frazier Life Sciences IX, L.P. FHMLS IX, L.P. is the general partner of Frazier Life Sciences IX, L.P. FHMLS IX, L.L.C. is the general partner of FHMLS IX, L.P. Patrick Heron and James N. Topper are the managing members of FHMLS IX, L.L.C. and share voting and dispositive power over the shares held by Frazier Life Sciences IX, L.P. Patrick Heron disclaims beneficial ownership of such shares. The reported securities do not include additional shares of common stock held by funds and accounts that are managed by entities affiliated with Frazier Life Sciences IX, L.P. but which make separate and independent investment decisions and are therefore not aggregated with Frazier Life Sciences IX, L.P. for beneficial ownership purposes. The address for all such reporting persons is c/o Frazier Life Sciences Management, L.P., 1001 Page Mill Road, Building 4, Suite 200B, Palo Alto, California 94304. The foregoing information was obtained from Mr. Heron.
(3)This information is based on a Schedule 13G/A filed with the SEC on November 12, 2024 by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G/A, as of September 30, 2024, BlackRock has sole power to vote or direct the vote of 3,406,072 shares of common stock and sole power to dispose or direct the disposition of 3,368,157 shares of common stock. The Schedule 13G/A also indicates that BlackRock is acting as a parent holding company for a number of entities that beneficially owned the ordinary shares being reported. The Schedule 13G/A provides information only as of September 30, 2024 and, consequently, the beneficial ownership of the above-mentioned entity may have changed between September 30, 2024 and the Measurement Date. The address for Blackrock is 50 Hudson Yards, New York, NY 10001.
(4)For Mr. Bjerkholt, consists of the following held directly: (i) 43,741 shares of common stock, (ii) 97,086 shares of common stock subject to options that are exercisable within 60 days of the Measurement Date, (iii) 6,001 shares underlying restricted stock units that will vest and settle within 60 days of the Measurement Period and (iv) 13,334 shares underlying performance-based restricted stock units that will vest and settle within 60 days of the Measurement Period.
(5)For Ms. Brege, consists of the following held directly: (i) 15,703 shares of common stock and (ii) 73,946 shares of common stock subject to options that are exercisable within 60 days of the Measurement Date.
(6)For Dr. Cardon, consists of the following held directly: (i) 5,703 shares of common stock and (ii) 49,862 shares of common stock subject to options that are exercisable within 60 days of the Measurement Date.
(7)For Mr. Fairey, consists of the following held directly: (i) 2,500 shares of common stock and (ii) 72,529 shares of common stock subject to options that are exercisable within 60 days of the Measurement Date.
(8)For Dr. Fischer, consists of the following held directly: (i) 6,750 shares of common stock and (ii) 120,529 shares of common stock subject to options that are exercisable within 60 days of the Measurement Date.
(9)For Mr. Grey, consists of the following held directly: 620,455 shares of common stock subject to options that are exercisable within 60 days of the Measurement Date. Also consists of (i) 186,410 shares of common stock held by the Grey Family Trust dated November 12, 1999 (“Grey 1999 Trust”) and (ii) 93,750 shares of common stock held by the Grey 2018 Irrevocable Children’s Trust (“Grey 2018 Trust”). Mr. Grey is trustee of each of the Grey 2018 Trust and Grey 1999 Trust, and in such capacity has the power to vote and dispose of such shares held by the Grey 2018 Trust and the Grey 1999 Trust.
(10)For Mr. Heron, consists of the following held directly: (i) 5,703 shares of common stock and (ii) 76,779 shares of common stock subject to options that are exercisable within 60 days of the Measurement Date. Also includes the shares directly held by Frazier Life Sciences IX, L.P and described in note 2 above as well as 459,010 shares held by funds and accounts for which Mr. Heron may indirectly have or share voting and dispositive power. Mr. Heron disclaims beneficial ownership of the shares that he does not hold directly or have a right to acquire.
(11)For Mr. Peetz, consists of the following held directly: (i) 160,294 shares of common stock, (ii) 1,352,472 shares of common stock subject to options that are exercisable within 60 days of the Measurement Date, (iii) 41,964 shares underlying restricted stock units that will vest and settle within 60 days of the Measurement Period and (iv) 75,000 shares underlying performance-based restricted stock units that will vest and settle within 60 days of the Measurement Period. Also consists of 187,500 shares of common stock held by the Peetz Family Trust. Mr. Peetz is trustee of the Peetz Family Trust and in such capacity has the power to vote and dispose of such shares.
(12)For Mr. Radovich, consists of the following held directly: (i) 20,655 shares of common stock, (ii) 408,217 shares of common stock subject to options that are exercisable within 60 days of the Measurement Date, (iii) 14,730 shares underlying restricted stock units that will vest and settle within 60 days of the Measurement Period and (iv) 30,219 shares underlying performance-based restricted stock units that will vest and settle within 60 days of the Measurement Period.
(13)For Ms. Ramasastry, consists of the following held directly: 35,779 shares of common stock subject to options that are exercisable within 60 days of the Measurement Date.
(14)For Dr. Quan, consists of the following held directly: (i) 12,817 shares of common stock, (ii) 53,853 shares of common stock subject to options that are exercisable within 60 days of the Measurement Date, (iii) 15,834 shares underlying restricted stock units that will vest and settle within 60 days of the Measurement Period and (iv) 13,334 shares underlying performance-based restricted stock units that will vest and settle within 60 days of the Measurement Period.
(15)For Mr. Walbert, consists of the following held directly: (i) 5,703 shares of common stock and (ii) 44,196 shares of common stock subject to options that are exercisable within 60 days of the Measurement Date.
(16)Includes 11,643,032 shares of common stock that our executive officers and non-employee directors hold directly and have the right to acquire within 60 days of the Measurement Date.

Mirum Pharmaceuticals 2026 Proxy Statement	53

Securities Authorized for Issuance under Equity Compensation Plan

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2025, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	8,138,110 (2)	$23.78	2,285,219 (3)
Equity compensation plans not approved by security holders(4)	2,590,043	$30.69	1,439,708
Total	10,728,153	$25.41	3,724,927
(1)Consists of the 2018 Plan, the 2019 Plan and the 2019 Employee Stock Purchase Plan (the “ESPP”). The shares of common stock underlying any awards that are cancelled, forfeited or repurchased under our 2018 Plan will be added back to the shares of common stock available for issuance under our 2019 Plan. We no longer make grants under our 2018 Plan. The number of shares of our common stock reserved for issuance under the 2019 Plan is subject to an automatic increase on January 1 of each calendar year through January 1, 2029, in an amount equal to 5.0% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of each automatic increase, or a lesser number of shares determined by the Board. The number of shares of our common stock reserved for issuance under the ESPP is subject to an automatic increase on January 1 of each calendar year through January 1, 2029, by the lesser of (a) 1.0% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of the automatic increase, and (b) 1,500,000 shares; provided that before the date of any such increase, the Board may determine that such increase will be less than the amount set forth in clauses (a) and (b). On January 1, 2026, the number of shares of our common stock reserved for issuance under the 2019 Plan and the ESPP were increased by 2,594,819 and 518,963, respectively, pursuant to the automatic increase provisions of such plans.
(2)Includes the unvested portion of the 2025 Executive PSUs. The weighted-average exercise price in Column (b) does not take the unvested portion of these awards into account. For additional information, please refer to “Executive Compensation—Compensation Discussion and Analysis—2025 Executive Compensation Program—Equity-Based Incentive Awards” above.
(3)Consists of shares available for future issuance under the 2019 Plan and the ESPP. As of December 31, 2025, 2,285,219 shares of our common stock were available for issuance under the 2019 Plan, and 1,759,019 shares of our common stock were available for issuance under the ESPP.
(4)Consists of the 2020 Inducement Plan, which was adopted by the Compensation Committee without stockholder approval in accordance with Rule 5635(c)(4) of the Nasdaq listing rules. As of December 31, 2025, 1,439,708 shares of our common stock were available for issuance under the 2020 Inducement Plan.

54	Mirum Pharmaceuticals 2026 Proxy Statement

Securities Authorized for Issuance under Equity Compensation Plan
2020 Inducement Plan
The Compensation Committee adopted our 2020 Inducement Plan in March 2020 and subsequently amended it in December 2020, November 2021, August 2023 and September 2025. Our 2020 Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c) of the Nasdaq listing rules. Our 2020 Inducement Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards.
Stock awards granted under our 2020 Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company or an affiliate of the Company (or following such individuals’ bona fide period of non-employment with the Company or an affiliate of the Company), as an inducement material to the individuals’ entering into employment with the Company or an affiliate of the Company or in a manner otherwise permitted by Rule 5635(c) of the Nasdaq listing rules. In addition, stock awards must be approved by either a majority of the Company’s “independent directors” (as such term is defined in Rule 5605(a)(2) of the Nasdaq listing rules) or the Compensation Committee, provided such committee comprises solely independent directors. The terms of our 2020 Inducement Plan are otherwise substantially similar to our 2019 Plan (including with respect to the treatment of stock awards upon corporate transactions involving us or certain changes in our capitalization), except stock awards granted under our 2020 Inducement Plan may not be repriced without stockholder approval.
The maximum number of shares of our common stock that may be issued under our 2020 Inducement Plan is 5,500,000 shares. Shares subject to stock awards granted under our 2020 Inducement Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2020 Inducement Plan. Additionally, shares become available for future grant under our 2020 Inducement Plan if they were issued under stock awards granted under our 2020 Inducement Plan and we repurchase them or they are forfeited. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award. As of December 31, 2025, 1,439,708 shares of our common stock were available for issuance under the 2020 Inducement Plan.

Mirum Pharmaceuticals 2026 Proxy Statement	55

Transactions with Related Persons and Indemnification

The following includes a summary of transactions since the beginning of the last fiscal year to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, director nominees, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.
Participation in Acquisition of Bluejay and January 2026 Private Placement
In January 2026, we completed the acquisition of Bluejay Therapeutics, Inc. (“Bluejay”). As consideration for the transaction, we paid an aggregate amount of $224.2 million in cash, net of cash acquired in the transaction, and 4,673,597 shares of our common stock. subject in certain cases to deduction to satisfy applicable taxes, and will pay up to an aggregate of $25.8 million in cash and 522,375 shares of our common stock, subject to certain conditions and deduction to satisfy applicable taxes. Additionally, we are obligated to pay up to an aggregate of $200.0 million upon achievement of certain commercial milestones. Entities affiliated with Frazier Life Sciences IX, L.P. received approximately $26.8 million in cash and 445,975 shares of our common stock, are entitled to receive up to approximately $2.5 million in cash and 49,849 shares of our common stock upon the occurrence of certain conditions, and are entitled to receive their pro rata portion of any payments related to the achievement of the commercial milestones, if and when payable, as consideration in connection with our acquisition of Bluejay.
Immediately following the closing of the acquisition of Bluejay, we completed two private placement offerings pursuant to the two subscription agreements entered into by us with the parties thereto on December 7, 2025 and December 18, 2025 pursuant to which we issued and sold an aggregate of (i) 3,385,149 shares of our common stock at a price per share of $68.48 and (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase 536,412 shares of our common stock (“Warrant Shares”) at a price per share of $68.4799 per Pre-Funded Warrant, which equals the purchase price per share of our common stock sold in the first private placement, less $0.0001, the exercise price of each Warrant Share, resulting in aggregate gross proceeds of approximately $268.5 million. Entities affiliated with Frazier Life Sciences IX, L.P. purchased 438,588 shares of our common stock and Pre-Funded Warrants to purchase 536,412 shares of our common stock in the first private placement.
Entities affiliated with Frazier Life Sciences IX, L.P. are associated with one of the members of our Board, Mr. Heron, and Frazier Life Sciences IX, L.P. is a beneficial owner of more than 5% of our outstanding capital stock. More information about our relationship with Frazier Life Sciences IX, L.P. can be found in the section titled “Security Ownership of Certain Beneficial Owners and Management.”
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide the Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which will require us to indemnify them.

56	Mirum Pharmaceuticals 2026 Proxy Statement

Transactions with Related Persons and Indemnification
Policies and Procedures for Transactions with Related Persons
We maintain a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of the Board or the Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to the Board or the Audit Committee for review, consideration and approval or ratification, if applicable. In approving or rejecting any such proposal, the Board or the Audit Committee is to consider the material facts of the transaction, including (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director or immediate family member of a director, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties.

Mirum Pharmaceuticals 2026 Proxy Statement	57

Other Information for Stockholders

Stockholder Proposals for the 2027 Annual Meeting of Stockholders
Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of stockholders or nominate persons for election to the Board.
Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the 2027 Annual Meeting. To be eligible for inclusion in the Company’s 2027 proxy statement, any such stockholder proposals must be submitted in writing to the Corporate Secretary of the Company no later than December 24, 2026, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at the 2027 Annual Meeting, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2026 Annual Meeting of Stockholders, unless the date of the 2027 Annual Meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2026 Annual Meeting. For the 2027 Annual Meeting, this means that any such proposal or nomination must be submitted no earlier than February 15, 2027 and no later than March 17, 2027. If the date of the 2027 Annual Meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2026 Annual Meeting, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting, or the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company. You are also advised to review the Company’s amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.
In addition to satisfying the deadlines in the “advance notice” provisions of our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must include in their notice the information required by Rule 14a-19 under the Exchange Act.
Notices of any proposals or nominations for the 2027 Annual Meeting should be sent to the Corporate Secretary of the Company at 989 East Hillsdale Boulevard, Suite 300, Foster City, California 94404.

58	Mirum Pharmaceuticals 2026 Proxy Statement

Other Information for Stockholders
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company by telephone at (650) 667-4085 or by written request to 989 East Hillsdale Boulevard, Suite 300, Foster City, California 94404, Attention: Corporate Secretary, and we will promptly deliver the requested documents or notice. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Additional Filings
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website ir.mirumpharma.com. The information on our website is not incorporated by reference into this Proxy Statement or the Annual Report. Copies of our Annual Report, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request to: 989 East Hillsdale Boulevard, Suite 300, Foster City, California 94404, Attention: Corporate Secretary.

Mirum Pharmaceuticals 2026 Proxy Statement	59

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.
By Order of the Board of Directors
Christopher Peetz
Chief Executive Officer
April 23, 2026

60	Mirum Pharmaceuticals 2026 Proxy Statement

MIRUM PHARMACEUTICALS, INC.
989 E HILLSDALE BLVD., SUITE 300
FOSTER CITY, CA 94404

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 14, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94988-P50367

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MIRUM PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

Nominees:	For	Withhold
1a. Lon Cardon, Ph.D., FMedSci	☐	☐
1b. William Fairey	☐	☐
1c. Timothy Walbert	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and at any and all postponements, continuations and adjournments thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve).

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and directions to the Annual Meeting are available at www.proxyvote.com.

V94989-P50367

MIRUM PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 15, 2026 9:00 AM (Pacific Time)
This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Christopher Peetz, Eric Bjerkholt and Douglas Sheehy, and any of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of Mirum Pharmaceuticals, Inc. (the "Company") which the undersigned may be entitled to vote at the Company's Annual Meeting to be held in person at 989 E. Hillsdale Blvd., Suite 300, Foster City, California 94404 on June 15, 2026, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters set forth herein and in accordance with any instructions set forth herein, with discretionary authority as to any and all other matters that may properly come before the meeting, including discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT, AND THIS PROXY MAY BE VOTED IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Continued and to be signed on reverse side